                                                                     EXHIBIT 2.1

================================================================================



                          GREEN MANUFACTURING, INC.,

                                      AND

                             P&F INDUSTRIES, INC.



                        ______________________________

                           ASSET PURCHASE AGREEMENT
                        ______________________________





                        ______________________________

                        Dated as of September 16, 1998
                        ______________________________




================================================================================

                               TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
SECTION 1.  DEFINITIONS........................................................................................   1


SECTION 2.  PURCHASE AND SALE OF THE PURCHASED PROPERTY........................................................   8

     SECTION 2.1.  Transfer of Assets..........................................................................   8
     SECTION 2.2.  Sale at Closing Date........................................................................   8
     SECTION 2.3.  Subsequent Documentation....................................................................   8
     SECTION 2.4.  Assumption of Liabilities...................................................................   9

SECTION 3.  PURCHASE PRICE.....................................................................................  10

     SECTION 3.1.  Purchase Price..............................................................................  10
     SECTION 3.2.  Payment of Purchase Price...................................................................  10

SECTION 4.  CLOSING   10.......................................................................................  10

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE SELLER.......................................................  10
     SECTION 5.1.  Corporate Organization......................................................................  10
     SECTION 5.2.  Qualification to Do Business................................................................  11
     SECTION 5.3.  Authorization and Validity of Agreement.....................................................  11
     SECTION 5.4.  No Conflict or Violation....................................................................  11
     SECTION 5.5.  Consents and Approvals......................................................................  11
     SECTION 5.6.  Financial Statements........................................................................  12
     SECTION 5.7.  Absence of Certain Changes or Events........................................................  11
     SECTION 5.8.  Tax Matters 14..............................................................................  13
     SECTION 5.9.  Absence of Undisclosed Liabilities..........................................................  14
     SECTION 5.10. Purchased Real Property.....................................................................  15
     SECTION 5.11. Leases......................................................................................  16
     SECTION 5.12. Equipment and Machinery.....................................................................  17
     SECTION 5.13. Intellectual Property; Intangible Assets....................................................  17
     SECTION 5.14. Licenses and Permits........................................................................  18
     SECTION 5.15. Compliance with Law.........................................................................  18
     SECTION 5.16. Litigation..................................................................................  19
     SECTION 5.17. Contracts...................................................................................  19
     SECTION 5.18. Receivables.................................................................................  20
     SECTION 5.19. Inventories.................................................................................  20
     SECTION 5.20. Employee Plans..............................................................................  20
     SECTION 5.21. Customers, Suppliers and Competitors........................................................  22
     SECTION 5.22. Insurance...................................................................................  23
     SECTION 5.23. Transactions with Directors, Officers and Affiliates........................................  23
     SECTION 5.24. Change in Ownership.........................................................................  24
     SECTION 5.25. Labor Matters...............................................................................  24
     SECTION 5.26. Products Liability..........................................................................  25
     SECTION 5.27. Environmental Matters.......................................................................  25
     SECTION 5.28. Solvency....................................................................................  27
     SECTION 5.29. Accuracy of Information.....................................................................  27

SECTION 6.  REPRESENTATIONS AND WARRANTIES OF THE BUYER........................................................  27

     SECTION 6.1.  Corporate Organization......................................................................  28
     SECTION 6.2.  Qualification to Do Business................................................................  28

     SECTION 6.3.  Authorization and Validity of Agreements....................................................  28
     SECTION 6.4.  No Conflict or Violation....................................................................  28
     SECTION 6.5.  Consents and Approvals......................................................................  28

SECTION 7.  COVENANTS OF THE SELLER............................................................................  29

     SECTION 7.1.  Conduct of Business Before the Closing Date.................................................  29
     SECTION 7.2.  Consents and Approvals......................................................................  31
     SECTION 7.3.  Access to Properties and Records............................................................  31
     SECTION 7.4.  Negotiations................................................................................  32
     SECTION 7.5.  Further Assurances..........................................................................  32
     SECTION 7.6.  Best Efforts................................................................................  32
     SECTION 7.7.  Covenant Not To Compete.....................................................................  32
     SECTION 7.8.  Non-Solicitation of Employees...............................................................  33
     SECTION 7.9.  Notice of Breach............................................................................  33
     SECTION 7.10. Removal of Encumbrances.....................................................................  33
     SECTION 7.11. Assignment of Contracts and Warranties......................................................  34
     SECTION 7.12. Delivery of Deeds, Bills of Sale, Certificate and Affidavits................................  34
     SECTION 7.13. Removal of Excluded Property................................................................  35
     SECTION 7.14. Closing Date Financial Statements...........................................................  35

SECTION 8.  COVENANTS OF THE BUYER.............................................................................  35

     SECTION 8.1.  Actions Before Effective Date...............................................................  35
     SECTION 8.2.  Consents and Approvals; Best Efforts........................................................  36

SECTION 9.  EMPLOYEES AND EMPLOYEE PLANS.......................................................................  36

     SECTION 9.1.  Offer of Employment.........................................................................  36
     SECTION 9.2.  No Assumption of Liabilities................................................................  36

SECTION 10.  TAXES.............................................................................................  36

     SECTION 10.1.  Taxes......................................................................................  36
     SECTION 10.2.  Cooperation on Tax Matters.................................................................  37
     SECTION 10.3.  Allocation of Purchase Price...............................................................  37
     SECTION 10.4.  Transfer Taxes.............................................................................  37

SECTION 11.  INDEMNIFICATION...................................................................................  38

     SECTION 11.1.  Indemnification by the Seller..............................................................  38
     SECTION 11.2.  Procedures for Indemnification by the Seller...............................................  39
     SECTION 11.3.  Indemnification by the Buyer...............................................................  40
     SECTION 11.4.  Procedures for Indemnification by the Buyer................................................  40
     SECTION 11.5.  Survival...................................................................................  41

SECTION 12.  CONDITIONS PRECEDENT TO PERFORMANCE BY THE SELLER.................................................  41

     SECTION 12.1.  Representations and Warranties of the Buyer................................................  42
     SECTION 12.2.  Performance of the Obligations of the Buyer................................................  42
     SECTION 12.3.  Consents and Approvals.....................................................................  42
     SECTION 12.4.  No Violation of Orders.....................................................................  42
     SECTION 12.5.  Opinion of Counsel.........................................................................  42

     SECTION 12.6.  Consulting Agreement.......................................................................  42
     SECTION 12.7.  Automobile Storage Lease...................................................................  42
     SECTION 12.8.  Other Closing Documents....................................................................  42
     SECTION 12.9.  Legal Matters..............................................................................  42

SECTION 13.  CONDITIONS PRECEDENT TO PERFORMANCE BY THE BUYER..................................................  43

     SECTION 13.1.  Representations and Warranties of the Seller...............................................  43
     SECTION 13.2.  Performance of the Obligations of the Seller...............................................  43
     SECTION 13.3.  Consents and Approvals; Licenses and Permits...............................................  43
     SECTION 13.4.  No Violation of Orders.....................................................................  43
     SECTION 13.5.  No Material Adverse Change.................................................................  44
     SECTION 13.6.  Opinion of Counsel.........................................................................  44
     SECTION 13.7.  Consulting Agreement.......................................................................  44
     SECTION 13.8.  Automobile Storage Lease...................................................................  44
     SECTION 13.9.  Assignment of Leases.......................................................................  44
     SECTION 13.10. Change of Name.............................................................................  44
     SECTION 13.11. Deeds, Bills of Sale, Certificate and Affidavit............................................  44
     SECTION 13.12. Repayment of Indebtedness..................................................................  45
     SECTION 13.13. Other Closing Documents....................................................................  45
     SECTION 13.14. Legal Matters..............................................................................  45

SECTION 14. TERMINATION........................................................................................  45

     SECTION 14.1.  Conditions of Termination..................................................................  45
     SECTION 14.2.  Effect of Termination......................................................................  45

SECTION 15.  MISCELLANEOUS.....................................................................................  46

     SECTION 15.1.  Successors and Assigns.....................................................................  46
     SECTION 15.2.  Governing Law..............................................................................  46
     SECTION 15.3.  Expenses...................................................................................  46
     SECTION 15.4.  Broker's and Finder's Fees.................................................................  46
     SECTION 15.5.  Severability...............................................................................  46
     SECTION 15.6.  Notices....................................................................................  46
     SECTION 15.7.  Amendments; Waivers........................................................................  47
     SECTION 15.8.  Public Announcements.......................................................................  48
     SECTION 15.9.  Entire Agreement...........................................................................  48
     SECTION 15.10. Parties in Interest........................................................................  48
     SECTION 15.11. Section and Paragraph Headings.............................................................  48
     SECTION 15.12. Counterparts...............................................................................  48

SECTION 16.  DESTRUCTION, DAMAGE OR TAKING BEFORE CLOSING......................................................  48

     SECTION 16.1.  Destruction or Damage Before Closing.......................................................  48
     SECTION 16.2.  Taking Before Closing......................................................................  49
     SECTION 16.3.  Knowledge..................................................................................  49

                              INDEX TO SCHEDULES

1.                Locations of Personal Effects
2.4(a)            Certain Assumed Liabilities
2.4(b)            Contracts Constituting Excluded Liabilities
5.2               Qualification to do Business
5.5               Consents, Waivers, Authorizations and Approvals
5.6               Exceptions to August 2, 1998 Balance Sheet
5.7(a)            Certain Changes or Events
5.7(b)            Operation of Business
5.10              Purchased Real Property
5.11              Leases
5.12              Equipment and Machinery
5.13(a)           Intellectual Property
5.13(b)           Intellectual Assets
5.14              Licenses, Permits and Governmental Approvals
5.15              Compliance with Law
5.16              Litigation
5.17              Contracts
5.20              Employee Plans
5.21              Customers, Suppliers and Competitors
5.22              Insurance
5.23              Transactions with Directors, Officers and Affiliates
5.25              Employment and Labor Agreements
5.26              Products Liability
5.27              Environmental Matters
7.8               Non-Solicitation
10.3              Allocation of Purchase Price
12.3              Certain Consents and Approvals
13.3              Consents and Approvals; Licenses and Permits


EXHIBIT A                  Form of Consulting Agreement
EXHIBIT B                  Form of Escrow Agreement
EXHIBIT C                  Form of Automobile Storage Lease
EXHIBIT D                  Form of Opinion of Buyer's Counsel
EXHIBIT E                  Form of Opinion of Seller's Counsel
EXHIBIT F                  Year End Statement
EXHIBIT G                  August 2, 1998 Balance Sheet
EXHIBIT H                  Form of Deed

                           ASSET PURCHASE AGREEMENT


          THIS ASSET PURCHASE AGREEMENT, dated as of September 16, 1998, by and between Green Manufacturing, Inc., an Ohio corporation (the "Seller"), and P&F
                                                             ------
Industries, Inc., a Delaware corporation (the "Buyer").
                                               -----

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the Seller is engaged in the business of manufacturing custom engineered hydraulic cylinders, prefabricated stairways and platforms and tractor-mounted post hole diggers;

          WHEREAS, the Buyer desires to purchase certain assets of the Seller, and the Seller desires to sell such assets to the Buyer, in each case upon the terms and subject to the conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements hereinafter contained, the parties hereby agree as follows:

          SECTION 1.   DEFINITIONS.
                       -----------

          As used in this Agreement, the following terms shall have the following meanings:

          "Accounts Receivable" shall mean all accounts and notes receivable of
           -------------------
the Seller relating to the Business, existing on the Closing Date.

          "Affiliate" of any specified Person shall mean any other Person
           ---------
directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "August 2, 1998 Balance Sheet" shall mean the balance sheet of the
           ----------------------------
Seller at August 2, 1998, which balance sheet is annexed hereto as Exhibit G.
                                                                   ---------

          "Allocation" shall have the meaning set forth in Section 10.3.
           ----------

          "ALTA" shall mean American Land Title Association.
           ----

          "Assigned Contracts" shall mean the rights of the Seller under the
           ------------------
Contracts.

          "Assumed Liabilities" shall have the meaning set forth in Section 2.4.
           -------------------

          "Authorized Withdrawals" shall have the meaning set forth in Section
           ----------------------
7.1(c).

          "Automobile Storage Lease" shall mean the Automobile Storage Lease
           ------------------------
substantially in the form of Exhibit C hereto.
                             ---------

          "Business" shall mean all the business activities and operations of
           --------
the Seller to be sold to the Buyer pursuant to this Agreement.

          "Business Day" shall mean days other than Saturdays, Sundays and
           ------------
holidays or days on which banks in the States of New York or Ohio are authorized or required by law to close.

          "Buyer" shall have the meaning set forth in the Recitals hereto.
           -----

          "Buyer Indemnitees" shall have the meaning set forth in Section 11.1.
           -----------------

          "Buyer's Event of Breach" shall have the meaning set forth in Section
           -----------------------
11.3.

          "Closing" shall have the meaning set forth in Section 4.
           -------

          "Closing Date" shall mean September 16, 1998 or such other date as the
           ------------
parties shall mutually agree upon but in no event later than December 31, 1998.

          "Closing Date Statements" shall have the meaning set forth in Section
           -----------------------
7.14.

          "Code" shall have the meaning set forth in Section 5.20(b).
           ----

          "Consulting Agreement" shall mean the Consulting Agreement
           --------------------
substantially in the form of Exhibit A hereto.
                             ---------

          "Contracts" shall mean, collectively, the Leases, Purchase Orders,
           ---------
Sales Orders, Employment and Labor Agreements and Other Contracts, including, without limitation, those described in Section 5.17 hereto.

          "Defects" shall have the meaning set forth in Section 7.10.
           -------

          "Employment and Labor Agreements" shall have the meaning set forth in
           -------------------------------
Section 5.25(a).

          "Environmental Claims" shall have the meaning set forth in Section
           --------------------
5.27(g).

          "Environmental Law(s)" shall mean any federal, state, or local
           --------------------
statute, regulation, ordinance, order, decree, or other requirement of law relating to protection of human health or welfare or the environment or to the identification, transportation, handling, discharge, emission, treatment, storage, or disposal of any pollutant, contaminant, hazardous or soiled waste, or any hazardous or toxic substance or material. Without limiting the generality of the foregoing, Environmental Laws shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
(S) 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901
         -- ---
et seq.; the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq.;
-- ---                                                               -- ---
the Clean Air Act, 42 U.S.C. (S) 7401 et seq.; the Toxic Substances Control Act,
                                      -- ---
15 U.S.C. (S) 261 et seq.; the Safe Drinking Water Act, 42 U.S.C. 43000(f) et
                  -- ---                                                   --
seq.; the Occupational Safety and Health Act, 29 U.S.C. (S) 651 et seq.; and the
---                                                             -- ---
the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1802 et seq., each as
                                                               -- ---
amended; together with the regulations promulgated thereunder, permits issued thereunder, and analogous state and local statutes, regulations and ordinances.

          "Equipment and Machinery" shall mean (i) all the equipment, machinery,
           -----------------------
furniture, fixtures and improvements, tooling, spare parts, supplies and vehicles used by the Seller with respect to the operations of the Business on the Closing Date (including, without limitation, all such items as set forth on the August 2, 1998 Balance Sheet with additions thereto (net of dispositions) in the ordinary course of business), (ii) all the replacements for any of the foregoing owned or leased by the Seller, (iii) any rights of the Seller to the warranties (to the extent assignable) and licenses received from manufacturers and sellers (to the extent assignable) of the aforesaid items and (iv) any related claims, credits, rights of recovery and set-off with respect thereto.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended.

          "Escrow Agreement" shall mean the Escrow Agreement substantially in
           ----------------
the form of Exhibit B hereto.
            ---------

          "Excluded Liabilities" shall have the meaning set forth in Section
           --------------------
2.4.

          "Excluded Property" shall mean (i) the Mobile Office Trailer and (ii)
           -----------------
the Seller's Personal Effects as defined in this Section 1; provided, however,
                                                            --------  -------
that any or all of the Excluded Property may cease to be Excluded Property pursuant to Section 7.13 hereof.

          "Files and Records" shall mean all files and records, whether in hard
           -----------------
copy, computer or magnetic format, of the Seller specifically relating to the Business or the Purchased Property, including, without limitation, the following types of files and records specifically relating to the Business: customer and supplier files, equipment maintenance records, equipment warranty information, plant plans, specifications and drawings, equipment drawings, trade secrets and customer specifications and all files relating to employees of the Business employed by the Buyer following the Closing, correspondence with national, state and local governmental agencies relating to the operation of the Business and related files and records of the Seller.

          "401(k) Plan" shall have the meaning set forth in Section 2.4.
           -----------

          "GAAP" shall have the meaning set forth in Section 5.6(a).
           ----

          "Government" shall mean any agency, division, subdivision, audit group
           ----------
or procuring office of the Government of the United States or any foreign government, including the employees or agents thereof.

          "Hazardous Substance" shall have the meaning set forth in Section
           -------------------
5.27(d).

          "Intangible Assets" shall mean all intangible personal property
           -----------------
rights, including, without limitation, all rights on the part of the Seller to proceeds of any insurance policies and all claims on the part of the Seller for recoupment, reimbursement and coverage under any insurance policies, in each case in connection with the Business, and all goodwill of the Seller relating to the Business, and including, without limitation, those items listed in Schedule
5.13 hereto but excluding those insurance policies specifically excluded from the definition of Intangible Assets on Schedule 5.13.

          "Intellectual Property" shall mean all letters patent, patent
           ---------------------
qualifications, trademarks, service marks, trade names (including the name "Green Manufacturing" and all derivatives thereof), brands, private labels, copyrights, know-how, trade secrets and licenses and rights with respect to the foregoing that the Seller owns or possesses the rights to use relating to the Purchased Property or the operations of the Business, including, without limitation, those items listed in Schedule 5.13 hereto.

          "Inventory" shall mean (i) all the finished goods, raw materials, work
           ---------
in progress and inventoriable supplies owned by the Seller on the Closing Date (including, without limitation, all such items as set forth on the August 2, 1998 Balance Sheet with additions thereto (net of dispositions) in the ordinary course of business) specifically for use in the operations of the

Business and (ii) any and all rights of the Seller to the warranties received from its suppliers with respect to such inventory (to the extent assignable) and related claims, credits, rights of recovery and set-off with respect thereto.

          "Leased Real Property" shall have the meaning set forth in Section
           --------------------
5.11(a).

          "Leases" shall have the meaning set forth in Section 5.11(a).
           ------

          "Licenses and Permits" shall have the meaning set forth in Section
           --------------------
5.14.

          "Lien" shall mean any mortgage, pledge, security interest,
           ----
encumbrance, lien (statutory or other) or conditional sale agreement.

          "Losses" shall have the meaning set forth in Section 11.1.
           ------

          "Mobile Office Trailer" shall mean the mobile office trailer that is
           ---------------------
located on the Premises on the Closing Date, along with the contents thereof.

          "Multiemployer Plans" shall have the meaning set forth in Section
           -------------------
5.20(e).

          "NLRB" shall have the meaning set forth in Section 5.25(b).
           ----

          "Obsolete Inventory" shall have the meaning set forth in Section 5.19.
           ------------------

          "Occurrence" shall have the meaning set forth in Section 5.26(b).
           ----------

          "Other Contracts" shall mean any Equipment and Machinery leases, and
           ---------------
all indentures, loan agreements, security agreements, partnership or joint venture agreements, license agreements, service contracts, guarantees and warranties in favor of the Seller, employment, commission and consulting agreements, suretyship contracts, letters of credit, reimbursement agreements, distribution agreements, contracts or commitments limiting or restraining the Seller from engaging or competing in any lines of business or with any Person, documents granting the power of attorney with respect to the affairs of the Seller, agreements not made in the ordinary course of business of the Seller, options to purchase any assets or property rights of the Seller, working capital maintenance or other form of guaranty agreements, and all other agreements to which the Seller is a party and which are related to the operation of the Business, but excluding Employment and Labor Agreements, Purchase Orders, Sales Orders and Plans and those Contracts listed on Schedule 2.4.

          "Person" shall mean any individual, corporation, partnership, joint
           ------
venture, association, joint-stock company, trust, unincorporated organization or Government.

          "Plans" shall have the meaning set forth in Section 5.20(a).
           -----

          "Post-Retirement Benefits" shall have the meaning set forth in Section
           ------------------------
5.20(g).

          "Premises" shall mean the Purchased Real Property and any Leased Real
           --------
Property.

          "Product Liability Lawsuits" shall have the meaning set forth in
           --------------------------
Section 5.26(a).

          "Products" shall mean (i) the products manufactured or in the process
           --------
of design or development for manufacturing by the Seller as of the Closing Date (including, but not limited to, any product necessary and useful for the performance of any Contract) and (ii) any products manufactured or which were in the process of design or development for manufacturing by the Seller (or its predecessors in interest) in the last five years.

          "Purchase Orders" shall mean all the Seller's outstanding purchase
           ---------------
orders, contracts or other commitments to suppliers of goods and services for materials, supplies or other items used in the Business.

          "Purchase Price" shall have the meaning set forth in Section 3.1.
           --------------

          "Purchased Property" shall mean the Accounts Receivable, Assigned
           ------------------
Contracts, Equipment and Machinery, Files, and Records, Intangible Assets, Intellectual Property, Inventory, Licenses and Permits (to the extent transferable by the Seller), Premises, any prepaid expenses and other assets relating to the operations of the Business on the Closing Date (including, without limitation, all such items as are set forth on the August 2, 1998 Balance Sheet with additions thereto (net of dispositions) in the ordinary course of business) and all non-leased software, software systems, databases and all other information systems used in the Business and includes all the tangible and intangible assets of the Seller and its Affiliates used in the Business and related thereto. Notwithstanding anything to the contrary contained herein, Purchased Property shall not include Excluded Property, except to the extent provided in Section 7.13 hereto.

          "Purchased Real Property" shall have the meaning set forth in Section
           -----------------------
5.10(a).

          "Repair Cost" shall have the meaning set forth in Section 16.1.
           -----------

          "Retrofits" shall have the meaning set forth in Section 5.26(a).
           ---------

          "Sales Orders" shall mean all the Seller's sales orders, contracts or
           ------------
other commitments to purchasers of goods and services of the Business.

          "Seller" shall have the meaning set forth in the Recitals hereto.
           ------

          "Seller Indemnitees" shall have the meaning set forth in Section 11.3.
           ------------------

          "Seller's Personal Effects" shall mean any personal effects of the
           -------------------------
Seller's stockholders or their beneficiaries or the relatives of such beneficiaries that are located in the Mobile Office Trailer or the other locations on the Premises set forth on Schedule 1 on the Closing Date or are otherwise specified on Schedule 1.

          "Sellers' Event of Breach" shall have the meaning set forth in Section
           ------------------------
11.1.

          "Surplus Inventory" shall have the meaning set forth in Section 5.19.
           -----------------

          "Surveys" shall have the meaning set forth in Section 7.10.
           -------

          "Taxes" shall mean for all purposes of this Agreement all taxes
           -----
however denominated, including any interest, penalties or additions to tax that may become payable in respect thereof, imposed by any governmental body, which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, gains taxes, workmen's compensation taxes and other obligations of the same or a similar nature, whether arising before, on or after the Closing; and "Tax" shall mean any one of them.

          "Tax Returns" shall mean any return, report, information return or
           -----------
other document (including any related or supporting information) filed or required to be filed with any governmental body in connection with the determination, assessment, collection or administration of any Taxes.

          "Title Insurance Company" shall have the meaning set forth in Section
           -----------------------
7.10.

          "Title Policies" shall have the meaning set forth in Section 7.12.
           --------------

          "Title Reports" shall have the meaning set forth in Section 7.10.
           -------------

          "Transfer Taxes" shall have the meaning set forth in Section 10.4.
           --------------

          "Twelve-Month Anniversary" shall have the meaning set forth in Section
           ------------------------
7.13.

          "UCC Searches" shall have the meaning set forth in Section 7.10.
           ------------

          "W.A.R.N." shall mean the Worker Adjustment and Retraining
           --------
Notification Act, as codified at 29 U.S.C., (S)(S) 2101-2109, and the regulations promulgated thereunder.

          "Welfare Plan" shall have the meaning set forth in Section 5.20(c).
           ------------

          "Year End Statement" shall mean the audited balance sheet of the
           ------------------
Seller as of December 31, 1997 and the related audited statements of earnings and retained earnings and cash flows for the year then ended, together with the report thereon of Bock, Korsnack & Hinds, Inc., which balance sheet and statements are annexed hereto as Exhibit F.
                                 ---------

          SECTION 2.   PURCHASE AND SALE OF THE PURCHASED PROPERTY.
                       -------------------------------------------

          SECTION 2.1.   Transfer of Assets.  Subject to the terms and
                         ------------------
conditions herein set forth, the Seller shall sell, convey, transfer, assign and deliver to the Buyer, and the Buyer shall purchase and accept from the Seller, on the Closing Date, all right, title and interest of the Seller and its Affiliates in and to the Purchased Property, wherever located.

          SECTION 2.2.   Sale at Closing Date.  The sale, transfer, assignment
                         --------------------
and delivery by the Seller of the Purchased Property to the Buyer, as herein provided, shall be effected on the Closing Date by deeds, bills of sale, endorsements, assignments and other instruments of transfer and conveyance satisfactory in form and substance to counsel for the Buyer.

          SECTION 2.3.   Subsequent Documentation.  The Seller shall, at any
                         ------------------------
time and from time to time after the Closing Date, upon the request of the Buyer and at the expense of the Buyer, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all such further deeds, assignments, transfers and conveyances, and take such other actions as may be required for the better assigning, transferring, granting, conveying and confirming to the Buyer or its successors and assigns, or for aiding and assisting in collecting and reducing to possession, any or all of the Purchased Property. The Seller hereby constitutes and appoints, effective as of the Closing Date, the Buyer, its successors and assigns, as the true and lawful attorney of the Seller with full power of substitution in the name of the Buyer or in the name of the Seller but for the benefit of the Buyer (a) to collect for the account of the Buyer all Accounts Receivable and any other item of Purchased Property and (b) to institute and prosecute all proceedings which the Buyer may in its discretion deem proper in order to collect the Accounts Receivable or to assert or enforce any right, title or interest in, to or under the Purchased Property and to defend or compromise (subject to Section 11, if applicable) any and all actions, suits or proceedings in respect of any of the Purchased Property. The Buyer shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

          SECTION 2.4.   Assumption of Liabilities.  From and after the Closing,
                         -------------------------
the Buyer shall assume and the Buyer hereby agrees to pay, perform and discharge when due all liabilities of the Seller directly related to the Business (i) arising pursuant to the terms of the Assigned Contracts (including the Green Manufacturing, Inc. 401(k) Retirement Plan (the "401(k) Plan")), (ii) related to the Business and arising on or after the Closing Date, or (iii) related to the Business and arising in the ordinary course of business after December 31, 1997 and prior to the Closing Date, to the extent set forth on Schedule 2.4(a) (the "Assumed Liabilities"); provided, however, that the Buyer shall not assume (and
--------------------    --------  -------
the term "Assumed Liabilities" shall not be deemed to include) (i) income and franchise taxes of the Seller; (ii) except as contemplated by Schedule 2.4(a), all other Taxes attributable to periods ending on or prior to the Closing Date;
(iii) Taxes of any other Person for which the Seller may be liable by contract or otherwise; (iv) any liability of any kind due to illegal or tortuous conduct prior to the Closing Date by the Seller, or the Seller's officers, directors or employees, whether to employees or third parties; (v) any liability for product liability lawsuits arising from the sale of any Product before the Closing Date;
(vi) any liability for the infringement of any item of Intellectual Property in connection with the sale of any Product before the Closing Date; (vii) any and all liabilities under Environmental Laws arising from or in any way related to acts, omissions, occurrences or conditions first occurring or in existence prior to the Closing Date; (viii) any liabilities with respect to Contracts listed on
Schedule 2.4(b); and (ix) any other liability not expressly assumed by the Buyer pursuant to this Agreement. All the liabilities and obligations of the Seller other than the Assumed Liabilities are hereinafter referred to as the "Excluded
                                                                       --------
Liabilities". On the Closing Date, the Buyer shall in addition execute and
-----------
deliver to the Seller an instrument of assumption of liabilities with respect to the Assumed Liabilities.

          SECTION 3.   PURCHASE PRICE.
                       --------------

          SECTION 3.1.   Purchase Price.  The purchase price for the sale and
                         --------------
transfer of the Purchased Property is $10,500,000 in cash (the "Purchase
                                                                --------
Price"), which price is payable and deliverable in accordance with Section 3.2.
-----

          SECTION 3.2.   Payment of Purchase Price.  In payment for the
                         -------------------------
Purchased Property, the Buyer shall (i) on the Closing Date pay to the Seller $9,500,000 of the Purchase Price by (x) bank wire transfer of immediately available funds to an account designated by the Seller at least four (4) Business Days prior to the Closing Date or (y) certified check or bank check payable, in either case, to the order of the Seller unless the Seller has designated another payee at least four (4) Business Days prior to the Closing Date and (ii) on the Closing Date pay $1,000,000 of the Purchase Price into an escrow account established pursuant to the terms of the Escrow Agreement.

          SECTION 4.   CLOSING.
                       -------

          The closing hereunder (the "Closing") shall take place at the offices
                                      -------
of the Buyer at 787 Seventh Avenue, New York, New York 10019-6099 at 11:00 a.m. on the Closing Date.

          SECTION 5.   REPRESENTATIONS AND WARRANTIES OF THE SELLER.
                       --------------------------------------------

          The Seller hereby represents and warrants to the Buyer as follows:

          SECTION 5.1.   Corporate Organization.  The Seller is a corporation
                         ----------------------
duly organized, validly existing and in good standing under the laws of the State of Ohio and has all requisite corporate power and authority to own its properties and assets and to conduct its businesses as now conducted. Copies of the Articles of Incorporation and Code of Regulations of the Seller, with all amendments thereto to the date hereof, have been furnished to the Buyer or its representatives, and such copies are accurate and complete as of the date hereof.

          SECTION 5.2.   Qualification to Do Business.  The Seller is duly
                         ----------------------------
qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary and in which the failure to be so qualified and in good standing would have a material adverse effect on the Seller. Schedule 5.2 sets forth all jurisdictions in which the Seller is qualified to do business as a foreign corporation.

          SECTION 5.3.   Authorization and Validity of Agreement.  The Seller
                         ---------------------------------------
has all requisite corporate power and authority to enter into this Agreement and the Escrow Agreement and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Escrow Agreement and the performance of the Seller's obligations hereunder and thereunder have been duly authorized by all necessary corporate action by the Board of Directors and stockholders of the Seller, and no other corporate proceedings on the part of the Seller or the stockholders of the Seller are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by the Seller and constitutes its valid and binding obligation, enforceable against it in accordance with its terms.

          SECTION 5.4. No Conflict or Violation.  The execution, delivery and
                       ------------------------
performance by the Seller of this Agreement and the Escrow Agreement do not and will not violate or conflict with any provision of the Articles of Incorporation or Code of Regulations of the Seller and do not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate nor will result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Seller is a party or by which it is bound or to which any of its properties or assets is subject, nor will result in the creation or imposition of any Lien upon any of the Purchased Property, nor, except as set forth on Schedule 5.14, will result in the cancellation, modification, revocation or suspension with respect to the Business of any of the licenses, franchises, permits, authorizations or approvals referred to in
Section 5.14.

          SECTION 5.5. Consents and Approvals. Schedule 5.5 sets forth a true
                       ----------------------
and complete list of each consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other Person, and each declaration to or filing or registration with any such governmental or regulatory authority, that is required in connection with the execution and delivery of this Agreement by the Seller or the performance by the Seller of its obligations hereunder.

          SECTION 5.6. Financial Statements.  (a) The Year End Statement (i) was
                       --------------------
prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis, (ii) presents fairly the financial condition of the Business as of such date, (iii) is in accordance with the books of account and records of the Seller, (iv) can be legitimately reconciled with the financial statements and the financial records maintained and the accounting methods applied by the Seller for federal income tax purposes and (v) reflects accurately all accrued costs and expenses of the Seller related to the Business. The Year End Statement contains all entries recommended by the Seller's independent auditors.

          (b) Except as set forth on Schedule 5.6, the August 2, 1998 Balance Sheet (i) presents fairly the financial condition of the Business as of such date, (ii) is in accordance with the books of account and records of the Seller and (iii) has been prepared in a manner consistent with the Year End Statement, except that the August 2, 1998 Balance Sheet is subject to normal year-end adjustments and does not include footnotes.

          SECTION 5.7.  Absence of Certain Changes or Events.
                        ------------------------------------

          (a) Except as set forth on Schedule 5.7(a), since December 31, 1997, there has not been:

          (i) any material adverse change in the business, operations, properties, assets or condition (financial or other) of the Seller, or any event that has had a material adverse effect on the foregoing, and no factor or condition exists and no event has occurred that would be likely to result in any such change;

          (ii) any material loss, damage, destruction or other casualty to the Purchased Property;

          (iii) any change in any material method of accounting or accounting practice of the Business or the Seller relating to the Business; or

          (iv) any loss of the employment, services or benefits of any key employee.

          (b) Since December 31, 1997, the Seller has operated the Business in the ordinary course of its business consistent with past practice and, except as set forth on Schedule 5.7(b), has not:

          (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise) relating to the operations of the Business except in the ordinary course of business consistent with past practice;

          (ii) failed to discharge or satisfy any Lien or pay or satisfy any obligation or liability (whether absolute, accrued, contingent or otherwise) arising from the operation of the Business, other than liabilities being contested in good faith and for which adequate reserves have been provided and Liens arising in the ordinary course of business that do not, individually or in the aggregate, interfere with the use, operation, enjoyment or marketability of any of the Purchased Property;

          (iii) mortgaged, pledged or subjected to any Lien any of the Purchased Property, except for Liens for Taxes not yet due and payable and Liens or personal property arising in the ordinary course of business that do not, individually or in the aggregate, interfere with the use, operation, enjoyment or marketability of any of the Purchased Property;

          (iv) sold or transferred any of the assets of the Business in excess of $10,000 or canceled any debts or claims or waived any rights relating to the operations of the Business in excess of $10,000, except in the ordinary course of business consistent with past practice;

          (v) disposed of any patents, trademarks or copyrights or any patent, trademark or copyright applications used in the operations of the Business;

          (vi) defaulted on any obligation relating to the operations of the Business;

          (vii) entered into any transaction relating to the Business, except in the ordinary course of business consistent with past practice;

          (viii) written down the value of any Inventory or written off as uncollectible any accounts receivable specifically relating to the Business in excess of $5,000 or any portion thereof not reflected in the August 2, 1998 Balance Sheet;

          (ix) granted any increase in the compensation or benefits of employees of the Business other than increases in accordance with past practice or entered into any employment or severance agreement or arrangement with any of them;

          (x) made any capital expenditure, or additions to property, plant and equipment used in the operations of the Business other than in the ordinary course of business;

          (xi)   laid off any Employees;

          (xii)  discontinued the manufacture or sale of any Products;

          (xiii) incurred any obligation or liability for the payment of severance benefits; or

          (xiv) entered into any agreement or made any commitment to do any of the foregoing.

          SECTION 5.8.  Tax Matters. All Tax Returns required to be filed before
                        -----------
the Closing Date in respect of the Seller have been (or will have been by the Closing Date) filed, and the Seller has (or will have by the Closing Date) paid, accrued or otherwise adequately reserved for the payment of all Taxes required to be paid in respect of the periods covered by such returns and has (or will have by the Closing Date) adequately reserved for the payment of all Taxes with respect to periods ended on or before the Closing Date for which Tax Returns have not yet been filed. All Taxes of the Seller have been paid or adequately provided for and the Seller knows of no proposed additional Tax assessment against it not adequately provided for on the August 2, 1998 Balance Sheet. In the ordinary course, the Seller makes adequate provision on its books for the payment of Taxes (including for the current fiscal period) owed by the Seller. The Seller has withheld and paid all Taxes related to the Business and required to be withheld with respect to amounts paid or owing to any employee, creditor, independent contractor or other third party.

          SECTION 5.9.  Absence of Undisclosed Liabilities. To the best
                        ----------------------------------
knowledge of the Seller, the Seller does not have any indebtedness or liability, absolute or contingent, known or unknown relating to the Business, which is not shown or provided for on the August 2, 1998 Balance Sheet other than liabilities as shall have been incurred or accrued in the ordinary course of business since August 2, 1998. Except as set forth on Schedule 5.9 or as shown on the August 2, 1998 Balance Sheet, the Seller is not directly or indirectly liable upon or with respect to (by discount, repurchase agreements or otherwise), or obliged in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any Person in connection with the Business, except endorsements in the ordinary course of business in connection with the deposit, in banks or other financial institutions, of items for collection.

          SECTION 5.10. Purchased Real Property.
                        -----------------------

          (a) Schedule 5.10 sets forth a complete and accurate description of all real property owned by the Seller (the "Purchased Real Property"), including
                                            -----------------------
the recorded metes and bounds or other recorded description of each land parcel and a description of the improvements constructed or existing thereon.

          (b) The Seller has good and marketable title in fee simple to the Purchased Real Property, and the Purchased Real Property is not subject to any Liens (other than the Lien of current property Taxes and assessments not in default); and, except as set forth on Schedule 5.10, none of such real properties is subject to any easements, rights of way, licenses, grants, building or use restrictions, exceptions, reservations, limitations or other impediments or states of fact that adversely affect the value thereof or that interfere with or impair the present and continued use thereof in the usual and normal conduct of the Business. Except as set forth on Schedule 5.10, none of the Purchased Real Property is subject to any lease, license or other agreement or understanding granting to any Person or entity any right to the use, occupancy or enjoyment of the Purchased Property or any portion thereof.

          (c) Except as set forth on Schedule 5.10, Seller has not received any written notice that the improvements on the Purchased Real Property and the operations therein conducted fail to conform to any applicable health, fire, insurance, environmental, safety, zoning and building laws, ordinances and administrative regulations, Permits or other regulations, except for possible nonconforming uses or violations that do not interfere with the present use, operation or maintenance thereof by the Seller as now used, operated or maintained or access thereto, and that do not affect the value thereof and Seller has not received any notice to the contrary. Seller has not received any written notice that any of the buildings, structures, improvements and fixtures owned, leased or used by the Seller in connection with the Business fail to conform to any applicable codes and rules adopted by national, state and local associations and boards of insurance underwriters. There are no actions, suits, proceedings or governmental investigations pending or threatened against the Purchased Real Property.

          (d) There are no outstanding requirements or recommendations by any insurance company that has issued a policy covering the Purchased Real Property, or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any such property.

          (e) All public utilities required for the operation of the Purchased Real Property either enter the Purchased Real Property through adjoining public streets or, if they pass through adjoining private land, do so in accordance with valid, perpetual and non-terminable public or private easements that will inure to the benefit of the Buyer. All the public utilities mentioned above are installed and operating and are in good condition and repair, and all installation and connection charges are paid in full. The Seller has not received any notice from any utility company or municipality of any fact or condition which could result in the discontinuation of presently available or otherwise necessary sewer, water, electric, gas, telephone or other utilities or services for any of the Purchased Real Property.

          (f) There are no actions, suits, proceedings or governmental investigations pending or, to the best knowledge of the Seller, threatened against the Purchased Real Property. The Seller has no knowledge of and has not received any notice of any pending or contemplated (i) rezoning or condemnation proceeding affecting the Purchased Real Property; (ii) special assessment against the Purchased Real Property; or (iii) litigation against the Seller with respect to the Purchased Real Property, the use thereof, or agreements affecting the same.

          (g)  The Seller is not a "foreign person" within the meaning of
Section 1445 of the Code.

          (h) Each parcel of real property comprising any part of the Purchased Real Property, including without limitation all buildings and improvements thereon, and the present use, operation or condition thereof: (i) is assessed as one or more separate tax lots and no part of such property is part of a tax lot which includes other property which is not a part of the Purchased Real Property; (ii) is not located in an area designated as a flood zone; and (iii) is not subject to any purchase option, right of first refusal or first offer or other similar right.

          (i) Except as set forth on Schedule 5.10, to the best knowledge of the Seller: (x) the buildings, structures, improvements and fixtures upon the Purchased Real Property are all in good operating condition and repair and are fully usable for their intended purposes in connection with the Business; (y) the plumbing, electrical, heating, air conditioning, elevator, ventilating and all other mechanical or structural systems in the buildings or improvements located at the Purchased Real Property are in good working order and condition, and the roof, basement and foundation walls of such buildings and improvements are in good condition and free of leaks and other defects; and (z) are no physical defects or deferred maintenance items at the Purchased Real Property that interfere with or impede the Seller's use of the Purchased Real Property in the ordinary course of the Business.

          (j) Each parcel of Purchased Real Property is occupied and used by the Seller pursuant to and in conformity with a validly issued final certificate of occupancy which currently remains in effect. There is currently no construction or development activity at or affecting the Purchased Real Property and there has been no such activity for the past twelve months.

          (k) Except as set forth on Schedule 5.10, each parcel of Purchased Real Property is used and occupied by the Seller solely in the pursuit of the Business, and no portion thereof is leased or licensed to, or used or occupied by, any Person other than the Seller.

          (l) A true and complete copy of existing policies of title insurance for all parcels of the Purchased Real Property has been delivered to the Buyer or its representatives. All such title insurance policies are currently in effect.

          (m) No parcel of real property comprising any part of the Purchased Real Property, whether or not currently developed or used by the Seller in connection with the Business, is subject to zoning, environmental, contractual or other restrictions that prevents or materially impedes the current use thereof for or in connection with the Business.

          (n) The Purchased Real Property is in compliance with the requirements of the Americans with Disabilities Act.

          SECTION 5.11. Leases.
                        ------

          (a) Schedule 5.11(a)(i) sets forth a list of all leases, subleases and occupancy agreements, together with all amendments and supplements thereto, with respect to all properties in which the Seller has a leasehold interest, whether as lessor or lessee and which are used in connection with the Business (each, a "Lease" and collectively, the "Leases"; the real property covered by
          -----                         ------
Leases under which the Seller is a lessee is referred to herein as the "Leased
                                                                        -------
Real Property"). The Seller has furnished to Buyer true, correct and complete
-------------
copies of all Leases. No option has been exercised under any of such Leases, except options whose exercise has been evidenced by a written document, a true, complete and accurate copy of which has been delivered to the Buyer with the corresponding Lease. Except as set forth on Schedule 5.11(a)(ii) hereto, the transfer of the Leases to the Buyer does not require the consent or approval of the other party to the Lease, nor will such transfer violate any Lease or cause the Seller to be in default under any Lease.

          (b) Each Lease is in full force and effect, and no Lease has been modified or amended except pursuant to an amendment referred to on Schedule 5.11(a)(i). Neither the Seller nor any other party to a Lease has given to the other party written notice of or has made a claim with respect to any breach or default. The Seller is not in default under any Lease and, to the best knowledge of the Seller, no other party to a Lease is in default.

          (c)  The Seller has no Leased Real Property.

          SECTION 5.12. Equipment and Machinery. Schedule 5.12 sets forth a complete and correct list and brief description of each item of Equipment and Machinery having an original purchase cost exceeding $5,000. The Seller has good title, free and clear of all title defects and objections, Liens (other than the Lien of current property Taxes and assessments not in default, if any) to the Equipment and Machinery and other than Liens set forth on Schedule 5.12. The Equipment and Machinery is sufficient and adequate to carry on the Business as presently conducted, and except as set forth on Schedule 5.12, all items thereof are in good operating condition and repair. All Equipment and Machinery owned by an Affiliate of the Seller required or used in connection with the Business will, on the Closing Date, be included in the Purchased Property.

          SECTION 5.13.  Intellectual Property; Intangible Assets.
                         ----------------------------------------

          (a) Except as set forth on Schedule 5.13(a), the Seller has no Intellectual Property. The Seller is not under any obligation to pay any royalties or similar payments in connection with any license to any of its Affiliates. All Intellectual Property owned by any Affiliate of the Seller required or used in connection with the Business will, on the Closing Date, be included in the Purchased Property. The Seller owns or has the right to use all computer software, software systems and databases and all other information systems included in the Purchased Property.

          (b) Schedule 5.13(b) sets forth a true and complete list of all of the Intangible Assets and a summary description of each such item. There is no restriction affecting the use of any of the Intangible Assets, and no license has been granted with respect thereto. Each of the Intangible Assets is valid and in good standing, is not currently being challenged, is not involved in any pending, to the best knowledge of the Seller, or threatened administrative or judicial proceeding, and, to the best knowledge of the Seller, does not conflict with any rights of any other Person. The Seller's rights in and to the Intangible Assets are sufficient and adequate in all respects to permit the conduct of the Business as now conducted, and, to the best knowledge of the Seller, none of the products or operations of the Business involves any infringement of any proprietary right of any other Person. All Intangible Assets owned by any Affiliate of the Seller required or used in connection with the Business will, on the Closing Date, be included in the Purchased Property.

          SECTION 5.14. Licenses and Permits. Schedule 5.14 sets forth a true
                        --------------------
and complete list of all licenses, permits, certificates of occupancy, franchises, authorizations and approvals issued or granted to the Seller with respect to the Business or the Premises by the Government of the United States, any state or local government, any foreign national or local government, or any department, agency, board, commission, bureau or instrumentality of any of the foregoing (the "Licenses and Permits"), and all pending applications therefor.
                --------------------
Such list contains a summary description of each such item and, where applicable, specifies the date issued, granted or applied for, the expiration date and the current status thereof. Each License and Permit has been duly obtained, is valid and in full force and effect, and is not subject to any pending or, to the best knowledge of the Seller, threatened administrative or judicial proceeding to revoke, cancel, suspend or declare such License and Permit invalid in any respect. The Licenses and Permits are sufficient and adequate in all respects to permit the continued lawful conduct of the Business in the manner now conducted, and none of the operations of the Business are being conducted in a manner that violates any of the terms or conditions under which any License and Permit was granted. The Seller has obtained and, where applicable, filed timely applications to renew, all Licenses and Permits required by any Environmental Law with respect to the Business and the Premises, and the Seller is in compliance with each such License and Permit. Except as set forth on Schedule 5.14, no License and Permit will in any way be affected or modified by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

          SECTION 5.15. Compliance with Law. Except as set forth on Schedule
                        -------------------
5.15, the Purchased Property is in compliance with, and the operations of the Business and the Premises have been conducted in accordance with all applicable laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over the Seller and its assets, properties and operations, including, without limitation, all such laws, regulations, orders and requirements promulgated by or relating to consumer protection, currency exchange, equal opportunity, health, environmental protection, Hazardous Substances, conservation, wetlands, architectural barriers to the handicapped, fire, zoning and building, occupation safety, pension, securities and trading-with-the-enemy matters, except where the failure to be in such compliance or to have so conducted the operations of the Business and the Premises would not result in liability to any Person in excess of $10,000. The Seller has not received notice of any violation of any such law, regulation, order or other legal requirement, and is not in default with respect to any order, writ, judgment, award, injunction or decree of any national, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to the Business or any of the assets, properties or operations with respect thereto. The Seller does not have knowledge of any proposed change in any such laws, rules or regulations (other than laws of general applicability) that would materially and adversely affect the transactions contemplated by this Agreement or all or a material part of the Business or the Purchased Property.

          SECTION 5.16. Litigation. Except as set forth on Schedule 5.16, there
                        ----------
are no claims, actions, suits, proceedings, labor disputes or investigations pending or, to the best knowledge of the Seller, threatened (including, without limitation, any claim, action, suit, proceeding or investigation under any Environmental Law), before any national, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against the Seller or any of its officers, directors, employees, agents or Affiliates involving, affecting or relating to the Business, the Purchased Property or the transactions contemplated by this Agreement, nor is any basis known to the Seller or any of its directors or officers for any such action, suit, proceeding or investigation. Neither the Business nor the Purchased Property is subject to any order, writ, judgment, award, injunction or decree of any national, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, that affects or might affect the Business or the Purchased Property, or that would or might interfere with the transactions contemplated by this Agreement.

          SECTION 5.17. Contracts.
                        ---------

          (a) Schedule 5.17 sets forth a complete and correct list and, if such contract is not in writing, a summary description of all Contracts (as in effect on the date hereof).

          (b) To the best knowledge of the Seller, each Contract is valid, binding and enforceable against the parties thereto in accordance with its terms, and in full force and effect on the date hereof. The Seller has performed all obligations required to be performed by it to date under, and is not in default or delinquent in performance, status or any other respect (claimed or actual) in connection with, any Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. To the best knowledge of the Seller, no other party to any Contract is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. The Seller has delivered to the Buyer or its representatives true and complete originals or copies of all the Contracts.

          (c) With respect to each Contract, the Seller has complied with and expects to comply with all material terms thereof, all certifications and representations of the Seller with respect thereto and all statutes and regulations applicable thereto.

          SECTION 5.18. Receivables. All notes and accounts receivable payable
                        -----------
to or for the benefit of the Business reflected on the August 2, 1998 Balance Sheet, or acquired by the Seller after the date thereof and before the Closing Date have been collected or are (or will be) collectible in amounts not less than the aggregate amount thereof (net of reserves established in accordance with prior practice and reflected on the August 2, 1998 Balance Sheet) carried (or to be carried) on the books of the Seller, and are not subject to any counterclaims or set-offs in excess of $10,000.

          SECTION 5.19. Inventories. The Inventory is carried at not more than
                        -----------
the lower of cost or net realizable value, and does not include any Obsolete Inventory or Surplus Inventory. As used herein, "Obsolete Inventory" is
                                                  ------------------
Inventory which, at August 2, 1998, was not usable or saleable in the lawful and ordinary course of business of the Business as now conducted and has been proposed by the Seller to be conducted because of legal restrictions, failure to meet specifications, loss of market, damage, physical deterioration or for any other cause in each case net of reserves provided therefor on the August 2, 1998 Balance Sheet and net of Inventory adjustments made subsequent to August 2, 1998 that are mutually acceptable to the Buyer and the Seller; and "Surplus
                                                               -------
Inventory" is Inventory that, at August 2, 1998, exceeded twelve (12) months'
---------
supply based on sales during the twelve (12) months ended August 2, 1998.

          SECTION 5.20. Employee Plans.
                        --------------

          (a) There is no (nor has there ever been) any trade or business (whether or not incorporated), under common control with the Seller within the meaning of Sections 414(b), (c), (m) or (o) of the Code. Schedule 5.20 sets forth all pension, savings, retirement, health, insurance, severance and other employee benefit or fringe benefit plans maintained or sponsored by the Seller, or with respect to which the Seller has any responsibility or liability (including any contingent liability) (collectively referred to herein as the "Plans"). With respect to the
                                                    -----
Plans, the Seller has delivered to the Buyer copies of: (i) the plan documents, and, where applicable, related trust agreements, and any related agreements which are in writing; (ii) summary plan descriptions; (iii) the most recent Internal Revenue Service determination letter relating to each Plan for which a letter of determination was obtained; (iv) to the extent required to be filed, the most recent Annual Report (Form 5500 Series and accompanying schedules of each Plan and applicable financial statements) as filed with the Internal Revenue Service; and (v) audited financial statements, if any.

          (b) Except as set forth on Schedule 5.20, (i) Each Plan conforms to, and its administration is in compliance with, all applicable requirements of law, including, without limitation, ERISA and the Internal Revenue Code of 1986, as amended (the "Code") and (ii) all of the Plans are in full force and effect
                 ----
as written, and all premiums, contributions and other payments required to be made by the Seller under the terms of any Welfare Plan (as hereinafter defined) have been made or accrued.

          (c) Each Plan maintained by the Seller that is required to be qualified under Section 401(a) of the Code, and each trust maintained pursuant thereto has been determined to be exempt from federal taxation by the Internal Revenue Service and has a favorable determination letter that has been issued by the Internal Revenue Service with respect to each such Plan. No Plan that is an employee welfare benefit plan as defined in Section 3(1) of ERISA (a "Welfare
                                                                      -------
Plan") is funded through a voluntary employee beneficiary association as defined
----
in Section 501(c)(9) of the Code.

          (d) Except as set forth on Schedule 5.20, the Seller has never maintained, contributed to or incurred any liability with respect to any Plan subject to Title IV of ERISA or Section 412 of the Code. The Seller has no material liability under Section 4062 of ERISA to the Pension Benefit Guaranty Corporation or to a trustee appointed under Section 4042 of ERISA. The Seller has not engaged in any transaction described in Section 4069 of ERISA.

          (e) There are no multiemployer plans (as defined in Subsection 3(37) of ERISA) ("Multiemployer Plans") to which the Seller is or has been required to
            -------------------
make a contribution or other payment. The Seller has not withdrawn in a complete or partial withdrawal from any Multiemployer Plan, nor has the Seller incurred any material liability due to the termination or reorganization of a Multiemployer Plan.

          (f) There has been no non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Part 4 of Subtitle B of Title I of ERISA) with respect to any Pension Plan or penalty under Section 502(i) of ERISA.

          (g) The Seller does not maintain any Plan providing post-retirement benefits qualified under Section 401(a) of the Code ("Post-Retirement
                                                      ---------------
Benefits"). The Seller is not liable for Post-Retirement Benefits under any plan not maintained by the Seller. The Seller has complied in all material respects with the requirements of Section 4980B of the Code and Sections 601 to 608 of ERISA relating to continuation coverage for group health plans.

          (h) There has been no material violation of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of required reports, documents or notices to the participants or beneficiaries of the Plans.

          (i) There are no pending actions, claims or lawsuits which have been asserted, instituted or, to the best of the Seller's knowledge, threatened, against the Plans, the assets of any of the trusts under such Plans or the Plan sponsor or the Plan administrator, or, to the best of the Seller's knowledge, against any fiduciary of the Plans with respect to the operation of such Plans (other than routine benefit claims).

          (j) Except as set forth on Schedule 5.20, the Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations.

          (k) There has been no mass layoff or plant closing as defined by W.A.R.N. or any similar state or local "plant closing" law with respect to the employees of the Seller.

          (l) Except as set forth on Schedule 5.20, the execution of, and performance of the transactions contemplated in, this Agreement will not, either alone or upon the occurrence of subsequent events, result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee of the Seller.

          SECTION 5.21. Customers, Suppliers and Competitors. Schedule 5.21 sets
                        ------------------------------------
forth a complete and correct list of (a) current all customers whose purchases exceeded $10,000 in net sales of the Business during the Seller's last full fiscal year; (b) the suppliers by dollar volume of the Business and the aggregate dollar volume of purchases by the Business from such suppliers for such fiscal year; (c) the most significant (by volume of sales) competitors of the Business by product; (d) all distributors of any Products; and (e) all representatives of the Business or of the Seller with respect to the Business. None of such customers, suppliers, distributors or representatives has or, to the best knowledge of the Seller, intends to terminate or change significantly its relationship with the Business.

          SECTION 5.22. Insurance. Schedule 5.22 lists the fidelity bonds and
                        ---------
the aggregate coverage amount and type and generally applicable deductibles of all policies of title, liability, fire, casualty, business interruption, workers' compensation and other forms of insurance insuring the Business and the Purchased Property. The Seller has furnished a true, complete and accurate copy of all such policies and bonds to the Buyer. All such policies and bonds are in full force and effect. The Seller shall maintain the coverage under all policies and bonds listed in Schedule 5.22 in full force and effect through the Closing Date.

          To the best knowledge of the Seller, the Seller is not in default under any provisions of any such policy of insurance, nor has received notice of cancellation of any such insurance. To the best knowledge of the Seller, there is no claim by the Seller pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. Except as set forth on Schedule 5.22, since December 31, 1997, the Seller has not received any written notice from or on behalf of any insurance carrier issuing such policies that insurance rates will be substantially increased (except to the extent that insurance rates may be increased for all similarly situated risks), that there will be a cancellation, or an increase in a deductible (or an increase in premiums in order to maintain an existing deductible) or non-renewal of existing policies, or that alteration of any Equipment and Machinery or any improvements to Purchased Real Property or Leased Real Property, the purchase of additional Equipment and Machinery, or modification of any of the methods of doing business of the Business, will be required or suggested.

          To the best knowledge of the Seller, the insurance maintained by the Seller in connection with the Business is adequate in accordance with industry standards, the requirements of any applicable leases and is in at least the minimum amount required by currently applicable environmental regulations. After the Closing the Seller will provide the Buyer with all reasonable assistance and information necessary to enable the Buyer to obtain and maintain insurance coverage for the Business and the Purchased Property.

          SECTION 5.23. Transactions with Directors, Officers and Affiliates.
                        ----------------------------------------------------
Except as set forth on Schedule 5.23, since December 31, 1997, there have been no transactions between the Seller and any director, officer, employee, stockholder or other Affiliate of the Seller. To the best knowledge of the Seller, during the past three years none of the officers, stockholders, directors or employees of the Seller, or any spouse or relative of any of such Persons, has been a director or officer of, or has had any direct or indirect interest in, any Person which during such period has been a supplier, customer or sales agent of the Seller or has competed with or been engaged in any business of the kind being conducted by the Business. Except as set forth on Schedule 5.23, no Affiliate of the Seller owns or has any rights in or to any of the assets, properties or rights used by the Business in the ordinary course of its business.

          SECTION 5.24. Change in Ownership. To the best knowledge of the
                        -------------------
Seller, neither the purchase of the Purchased Property by the Buyer nor the consummation of the transactions contemplated by this Agreement will result in any material adverse change in the Business or in the loss of the benefits of any material relationship with any customer or supplier.

          SECTION 5.25. Labor Matters.
                        -------------

          (a) Except as set forth in Schedule 5.25(a): (i) the Seller is not a party to any outstanding employment agreements or contracts with officers or employees of the Business that are not terminable at will, or that provide for the payment of any bonus or commission; (ii) the Seller is not a party to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees of the Business (other than as required by law); and (iii) the Seller is not a party to any collective bargaining agreement or other labor union contract applicable to employees of the Business nor does the Seller know of any activities or proceedings of any labor union to organize any such employees. The Seller has furnished to the Buyer complete and correct copies of all such agreements (the "Employment and
                                                               --------------
Labor Agreements").  The Seller has not breached or otherwise failed to comply
----------------
with any provisions of any Employment or Labor Agreement, and there are no grievances outstanding thereunder.

          (b) (i) To the best knowledge of the Seller, the Seller is in compliance with all applicable laws relating to employment and employment practices, wages, hours, and terms and conditions of employment, in each case relating to the Business; (ii) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board (the "NLRB")
                                                                  ----
relating to the Business; (iii) there is no labor strike, material slowdown or material work stoppage or lockout pending or, to the best knowledge of the Seller, threatened against or affecting the Business, and the Seller has not experienced any strike, material slowdown or material work stoppage, lockout or other collective labor action by or with respect to employees of the Business;
(iv) there is no representation claim or petition pending before the NLRB or any similar foreign agency and no question concerning representation exists relating to the employees of the Business; (v) there are no charges with respect to or relating to the Business pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices; and (vi) the Seller has received no notice from any national, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Seller relating to the Business, and no such investigation is in progress.

          SECTION 5.26. Products Liability.
                        ------------------

          (a) (i) Except as set forth on Schedule 5.26(a), there is no notice, demand, claim, action, suit, inquiry, hearing, proceeding, notice of violation or investigation of a civil, criminal or administrative nature before any court or governmental or other regulatory or administrative agency, commission or authority, domestic or foreign, against or involving any Product or any product distributed by or on behalf of the Business, or class of claims or lawsuits involving the same or similar Product or any product distributed by or on behalf of the Business which is pending or threatened, resulting from an alleged defect in design, manufacture, materials or workmanship of any Product or any product distributed or sold by or on behalf of the Business, or any alleged failure to warn, or from any breach of implied warranties or representations (collectively, "Product Liability Lawsuits"); (ii) except as set forth on Schedule 5.26(a),
 --------------------------
there has not been any Occurrence (as hereinafter defined); and (iii) there has not been, nor is there under consideration or investigation by the Seller, any Product rework or retrofit (collectively, "Retrofits") conducted by or on behalf
                                           ---------
of the Seller concerning any products manufactured, produced, distributed or sold by or on behalf of the Business.

          (b)  For purposes of this Section 5.26, the term "Occurrence" shall
                                                            ----------
mean any accident, happening or event which takes place at any time which is caused or allegedly caused by any alleged hazard or alleged defect in manufacture, design, materials or workmanship including, without limitation, any alleged failure to warn or any breach of express or implied warranties or representations with respect to, or any such accident, happening or event otherwise involving any Product or any product distributed by or on behalf of the Business (including any parts or components), that is likely to result in a claim or loss.

          SECTION 5.27. Environmental Matters. Except as set forth in Schedule
                        ---------------------
5.27:

          (a) The operations of the Business are, and for the past five years have been, in material compliance with all applicable Environmental Laws.

          (b) The Seller does not reasonably expect that material expenditures are or will be necessary for the Business to maintain full compliance with Environmental Laws currently in effect.

          (c) The Seller has obtained, or has made timely and complete application for, or for renewal of, all permits required under Environmental Laws for the operation of the Business.

          (d) No substance identified or regulated pursuant to any Environmental Law, including, without limitation, any hazardous substance, hazardous waste, toxic substance, pollutant, contaminant, or petroleum or any fraction thereof ("Hazardous Substance"), except for Hazardous Substances used
                   -------------------
in the ordinary course of the Business in compliance with Environmental Laws, has come to be located on, at, beneath, or near any real property currently or, to the best knowledge of the Seller, formerly owned, operated, leased, or used by the Seller.

          (e) No real property currently or, to the best knowledge of the Seller, formerly owned, operated, leased, or used by the Seller contains or formerly contained any underground or aboveground storage tank, surface impoundment, landfill, land disposal area, polychlorinated biphenyls, asbestos or urea formaldehyde insulation.

          (f) To the best knowledge of the Seller, the Seller has not disposed of, transported or arranged for the disposal or transportation of any Hazardous Substance at or to any facility at which there has been a release or threatened release of a Hazardous Substance.

          (g) The Seller has not received notice of, nor is there pending or, to the best knowledge of the Seller, threatened against the Seller, any claim, investigation, order, decree or lawsuit pursuant to any Environmental Law arising out of the operation of the Business ("Environmental Claim").
                                               -------------------

          (h) To the best knowledge of the Seller, no other party with whom the Seller has contracted for environmental matters is or has been the subject of any claim, action or proceeding arising out of the substance of the transaction to which such contract relates and involving the violation or alleged violation of any Environmental Law or the disposal, arrangement for the disposal, release or threatened release of any Hazardous Substance.

          (i) The Seller has not, by agreement or otherwise, assumed any liability of or duty to indemnify any other party for any claim, damage or loss arising out of the use, treatment, storage or disposal of any Hazardous Substance.

          (j) To the best knowledge of the Seller, no Hazardous Substance has migrated from any real property currently or formerly owned, operated, leased or used by the Seller to any other real property, nor has any Hazardous Substance migrated from any other real property onto any real property owned, operated, leased or used by the Seller.

          (k) To the best knowledge of the Seller, in connection with the operation of the Business, the Seller has not committed any act or omission which could give rise to liability under any Environmental Law.

          (l) To the best knowledge of the Seller, there is no condition in existence on, at, beneath or near any real property owned, leased or used by the Seller which could give rise to any claim against, liability of, or loss by, the Buyer pursuant to Environmental Laws.

          (m) The Seller has provided the Buyer with copies of all: (i) permits held by the Seller pursuant to Environmental Law; (ii) notices, demands, claims or actions against the Seller pursuant to Environmental Law; and (iii) reports, data or other documentation related to all investigations, audits or assessments of environmental conditions at property owned, leased or used by the Seller and the Seller's compliance with Environmental Law.

          SECTION 5.28. Solvency. On the date of this Agreement and at all times
                        --------
during the six months immediately preceding the date of this Agreement, the Seller is and has been paying all of its debts, liabilities and obligations accruing with respect to or resulting from the conduct of its business as the same shall become due and owing, and none of such payment obligations are past due or otherwise delinquent in any material respect. Immediately after the Closing, the Seller (i) will be solvent (i.e., the sum of its debts will be less
                                         ----
than all of its property, at a fair valuation), (ii) will have sufficient capital to conduct the business, if any, it conducts after the Closing, and
(iii) will be able to pay its current and anticipated debts as such debts mature. The Seller is executing this Agreement in good faith, for fair value and without intent to hinder, delay or to defraud its present and future creditors.

          SECTION 5.29. Accuracy of Information.  None of the Seller's
                        -----------------------
representations, warranties or statements contained in this Agreement, or in the exhibits hereto, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements in light of the circumstances under which they were made not misleading.

          SECTION 6.  REPRESENTATIONS AND WARRANTIES OF THE BUYER.
                      -------------------------------------------

          The Buyer hereby represents and warrants to the Seller as follows:

          SECTION 6.1.  Corporate Organization.  The Buyer is a corporation duly
                        ----------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own its properties and assets and to conduct its businesses as now conducted.

          SECTION 6.2.  Qualification to Do Business. The Buyer is duly
                        ----------------------------
qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary.

          SECTION 6.3.  Authorization and Validity of Agreements. The Buyer has
                        ----------------------------------------
all requisite corporate power and authority to enter into this Agreement and the Escrow Agreement and to carry out its obligations hereunder and thereunder and the Affiliate of the Buyer that will be a party to the Automobile Storage Lease has all requisite corporate power and authority to enter into the Automobile Storage Lease and to carry out its obligations thereunder. The execution and delivery of this Agreement and the Escrow Agreement and the performance of the Buyer's obligations hereunder have been duly authorized by all necessary corporate action by the Board of Directors of the Buyer, and no other corporate proceedings on the part of the Buyer are necessary to authorize such execution, delivery and performance. The execution and delivery of the Automobile Storage Lease by the Affiliate of the Buyer that will be a party thereto and the performance of such Affiliate's obligations thereunder have been duly authorized by all necessary corporate action by the Board of Directors of such Affiliate, and no other corporate proceedings on the part of such Affiliate are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by the Buyer and constitutes its valid and binding obligation, enforceable against it in accordance with its terms.

          SECTION 6.4.  No Conflict or Violation.  The execution, delivery and
                        ------------------------
performance by the Buyer of this Agreement do not and will not violate or conflict with any provision of the Certificate of Incorporation or By-laws (or equivalent documents) of the Buyer and do not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority.

          SECTION 6.5.  Consents and Approvals.  The execution, delivery and
                        ----------------------
performance of this Agreement on behalf of the Buyer does not require the consent or approval of, or filing with, any government, governmental body or agency or other entity or person except: (i) as may be required to transfer any Licenses and Permits; and (ii) such consents, approvals and filings, of which the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated hereby.

          SECTION 7.  COVENANTS OF THE SELLER.
                      -----------------------

          The Seller covenants as follows:

          SECTION 7.1.  Conduct of Business Before the Closing Date.
                        -------------------------------------------

     (a) Without the prior written consent of the Buyer, between the date hereof and the Closing Date, the Seller shall not, except as required or expressly permitted pursuant to the terms hereof:

          (i) make any change in the conduct of the Business or enter into any transaction other than in the ordinary course of business consistent with past practices;

          (ii) make any sale, assignment, transfer, abandonment or other conveyance of the Purchased Property or any part thereof or interest therein, except transactions pursuant to the Contracts set forth in the Schedules hereto and dispositions of Inventory or of worn-out or obsolete equipment for fair or reasonable value in the ordinary course of business consistent with past practice;

          (iii) subject any of the Purchased Property, or any part thereof or interest therein, to any Lien or suffer such to exist other than such Liens as may arise in the ordinary course of business consistent with past practice by operation of law and that will not, individually or in the aggregate, have an adverse effect on the Business;

          (iv) acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practice;

          (v) enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practice or as required by law;

          (vi) make or commit to make any capital expenditure in excess of $10,000;

          (vii) pay, lend or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its Affiliates;

          (viii) fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained in respect of the Business;

          (ix) take any other action that would cause any of the representations and warranties made by the Seller in this Agreement not to remain true and correct;

          (x) make any change in any method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in GAAP, or write down the value of any Inventory or write off as uncollectible any Accounts Receivable except in the ordinary course of business consistent with past practice;

          (xi) settle, release or forgive any claim or litigation or waive any right thereto in excess of $10,000 in the aggregate;

          (xii) make, enter into, modify, amend in any material respect or terminate any Contract, bid or expenditure with respect to the Business;

          (xiii) cause any "plant closing" or "mass layoff" at the Business, as such actions are defined in W.A.R.N., unless all notices as required by such Act have been given prior to such plant closing or mass layoff and unless the Seller shall have notified the Buyer in advance of all layoffs with respect to the Business between the date hereof and the Closing Date; or

          (xiv)  commit to do any of the foregoing.

     (b) From and after the date hereof and until the Closing Date, the Seller shall:

          (i) continue to maintain the Purchased Property in accordance with present practice in a condition suitable for its current use;

          (ii) file, when due or required, all Tax Returns and other tax returns and other reports required to be filed and pay when due all Taxes, assessments, fees and other charges lawfully levied or assessed against them, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

          (iii) continue to conduct the Business in the ordinary course consistent with past practice;

          (iv) keep its books of account, Files and Records in the ordinary course and in accordance with existing practice; and

          (v) use commercially reasonable efforts to continue to maintain existing business relationships with suppliers and customers other than relationships not economically beneficial to the Business.

     (c) Notwithstanding anything to the contrary contained herein, the Seller's stockholders (or their beneficiaries) may withdraw from the Seller, to the extent not previously withdrawn, an aggregate amount (the "Authorized
                                                               ----------
Withdrawals") equal to the sum of (x) the difference between (a) forty-five
-----------
percent (45%) of the net profits of the Seller for the period from October 1, 1997 to the Closing Date and (b) $40,000 and (y) an amount not to exceed $120,000 in respect of bonus compensation to be paid to current and former stockholders of the Seller. If the Seller's stockholders have withdrawn an amount less than the Authorized Withdrawals as of the Closing Date, then the Buyer shall pay an amount equal to the difference between the Authorized Withdrawals and the amounts so withdrawn to the Seller within five (5) Business Days after the date that the net profits of the Seller through the Closing Date have been mutually agreed to by the Buyer and the Seller and based upon the audit of the Closing Date Statements. If the Seller's stockholders have withdrawn an amount that exceeds the Authorized Withdrawals as of the Closing Date, then the Seller shall pay to the Buyer an amount equal to such excess within five (5) Business Days after the date that the net profits of the Seller through the Closing Date have been finally determined.

          SECTION 7.2. Consents and Approvals.  The Seller (a) shall, at the
                       ----------------------
Buyer's cost and expense, use its best efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other Persons required in connection with the execution, delivery and performance by it of this Agreement, and (b) shall diligently assist and cooperate with the Buyer in preparing and filing all documents required to be submitted by the Buyer to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained by the Buyer in connection with such transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Buyer all information concerning the Seller that counsel to the Buyer reasonably determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

          SECTION 7.3.  Access to Properties and Records. The Seller shall
                        --------------------------------
afford to the Buyer, and to the accountants, counsel and representatives of the Buyer, full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement pursuant to Section 14) to all properties, books, Contracts, commitments and Files and Records (including, but not limited to, Tax Returns and correspondence with accountants) of the Seller relating to the

Business and, during such period, shall furnish promptly, or cause to be furnished to the Buyer all other information (including, but not limited to, the work papers of the Seller's accountants) concerning the Business, properties and personnel as the Buyer may reasonably request, provided that no investigation or receipt of information pursuant to this Section 7.3 shall qualify any representation or warranty of the Seller or the conditions to the obligations of the Buyer. The Seller shall also afford the Buyer full access to the Business, all operations of the Business and to all Purchased Property throughout the period prior to the Closing Date.

          SECTION 7.4. Negotiations. From and after the date hereof, neither the
                       ------------
Seller, nor its officers or directors nor anyone acting on behalf of the Seller or such persons shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any Person (other than the Buyer or its representatives) concerning any merger, sale of substantial assets, purchase or sale of shares of capital stock or similar transaction involving the Seller and the Business or any other transaction inconsistent with the transactions contemplated hereby. The Seller shall promptly communicate to the Buyer any inquiries or communications concerning any such transaction which it may receive or of which it may become aware.

          SECTION 7.5. Further Assurances.  Upon the reasonable request of the
                       ------------------
Buyer at any time after the Closing Date, the Seller shall forthwith execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the Buyer or its counsel may reasonably request to perfect title of the Buyer and its successors and assigns to the Purchased Property or otherwise to effectuate the purposes of this Agreement.

          SECTION 7.6. Best Efforts. Upon the terms and subject to the
                       ------------
conditions of this Agreement, the Seller will use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law, to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

          SECTION 7.7. Covenant Not To Compete.
                       -----------------------

          (a) The Seller and its Affiliates agree that, for a period of five years after the Closing Date, they shall not compete with the Business and shall not engage or participate, directly or indirectly, in the business or businesses which are engaged in by the Business as of the Closing Date in any geographical area where such business or businesses are engaged in by the Business as of the Closing Date.

          (b) The Seller agrees that a monetary remedy for a breach of the agreement set forth in Section 7.7(a) hereof will be inadequate and impracticable and further agrees that such a breach would cause the Buyer irreparable harm, and that the Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. In the event of such a breach, the Seller agrees that the Buyer shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions as a court of competent jurisdiction shall determine.

          (c) If any provision of this Section 7.7 is invalid in part, it shall be curtailed, both as to time and location, to the minimum extent required for its validity under applicable law and shall be binding and enforceable with respect to the Seller as so curtailed.

          SECTION 7.8.  Non-Solicitation of Employees.  The Seller and its
                        -----------------------------
Affiliates agree, for the five-year period commencing on the Closing Date, not to make, offer, solicit or induce to enter into, any written or oral arrangement, agreement or understanding regarding employment or retention as a consultant with any Person listed on Schedule 7.8, and in each case to cause its Affiliates not to engage in any such action, without the written consent of the Buyer.

          SECTION 7.9.  Notice of Breach.  Through the Closing Date, the Seller
                        ----------------
shall promptly give the Buyer written notice with particularity upon having knowledge of any matter that may constitute a breach of any representation, warranty, agreement or covenant contained in this Agreement.

          SECTION 7.10. Removal of Encumbrances. Promptly upon execution of this
                        -----------------------
Agreement, upon request therefor by the Buyer, the Seller shall cooperate with the Buyer in the Buyer's efforts to procure ALTA surveys of all Premises dated as of a date subsequent to the date of this Agreement which shall be certified by a land surveyor licensed in the state in which the Premises in question are located (the "Surveys"). Promptly upon execution of this Agreement, the Buyer
              -------
may, at its election, order from an insurer acceptable to the Buyer (the "Title
                                                                          -----
Insurance Company") ALTA Owner's Preliminary Title Reports (or the local
-----------------
equivalent) including zoning endorsements covering the Purchased Real Property, together with copies of all documents relating to exceptions to title or leasehold interests referred to therein (collectively, the "Title Reports") and
                                                            -------------
may, at its election, order UCC search reports from all applicable jurisdictions (the "UCC Searches"). The Buyer shall give notice to the Seller of the Buyer's
      ------------
disapproval of any exception or matter referred to in the Title Reports, UCC Searches or Surveys, or discovered by the Buyer as a result of a physical inspection or other examination of the Premises, and which matters or exceptions: (i) constitute any Taxes and assessments, other than ad valorem real property Taxes and assessments for the current year which are not yet due and payable; (ii) represent mortgages, deeds of trust, financing statements, mechanics' lien claims or similar instruments of encumbrance; or (iii) interfere with the Buyer's right to possession of or the present use of any of the Premises or adversely affect continuation by the Buyer of such present use or the value of any of such Premises when utilized in substantial conformity with such present use (such matters or exceptions are hereinafter referred to collectively as "Defects"). Any such notice of disapproval shall include a
                 -------
reasonably detailed description of the Defects. The Seller shall cure and eliminate all Defects as promptly as practicable. If the Seller is unable to cure and eliminate all such Defects before the Closing Date (which cure or elimination shall, if the Buyer so consents, include the commitment of an insurer acceptable to the Buyer at the Seller's sole cost and expense (anything to the contrary contained in Section 2.4 notwithstanding), to endorse over any such Defects pertaining to title), the Buyer may terminate this Agreement in accordance with the provisions of Section 14.1(d), or consummate the Closing and deduct from the Purchase Price an amount equal to the amount that the Buyer and the Seller agree represents the amount the Buyer reasonably expects to incur in order to cure or remove the Defect. The Seller shall not take any action that would result in the creation of any Defect on any of the Premises.

          SECTION 7.11. Assignment of Contracts and Warranties. At the Closing
                        --------------------------------------
and effective as of the Closing Date, the Seller shall assign to the Buyer all its rights under the Contracts. Notwithstanding the foregoing, no Contract shall be assigned contrary to law or the terms of such Contract and, with respect to Contracts that cannot be assigned to the Buyer at the Closing Date, the performance obligations of the Seller thereunder shall, unless not permitted by such Contract, be deemed to be subleased or subcontracted to the Buyer until such Contract has been assigned. The Buyer shall assist the Seller in obtaining any necessary approvals to such subleases and subcontracts. The Seller shall use its best efforts to assist the Buyer in obtaining all necessary consents and the Buyer shall take all necessary actions to perform and complete all Contracts in accordance with their terms if neither assignment, subleasing nor subcontracting is permitted by the other party, and the Seller shall pay over to the Buyer any amounts received by the Seller after the Closing Date as a result of performance by the Buyer of such Contracts.

          SECTION 7.12. Delivery of Deeds, Bills of Sale, Certificate and
                        -------------------------------------------------
Affidavits. At the Closing and effective as of the Closing Date, the Seller
----------
shall deliver to the Buyer (i) a special warranty deed (or the local equivalent thereof), in the form attached hereto as Exhibit H hereto, transferring to the
                                         ---------
Buyer good and marketable title to the Purchased Real Property; (ii) an Assignment of each Lease; (iii) all such further duly executed bills of sale and other assignments or certificates of title, in form satisfactory to the Buyer's counsel, as are reasonably necessary to transfer to the Buyer all of the Seller's right, title and interest in, to and under the Purchased Property; (iv) a certificate that the Seller is not a foreign person within the meaning of Section 1445 of the Code, which certificate shall set forth all information required by, and otherwise be executed in accordance with, Treasury Regulation Section 1.1445-2(b); (v) any and all title affidavits and indemnities customarily required by the Title Insurance Company to be delivered by a seller in order for the Title Insurance Company to issue a title insurance policy or title insurance policies for the Premises, in form reasonably acceptable to the Buyer and consistent with the Title Reports, together with all title insurance endorsements reasonably requested by the Buyer, including zoning endorsements where available (the "Title Policies") including, without limitation, the following affidavit: a
 --------------
'Corporate Owner's Affidavit' in form and substance satisfactory to the Title Insurance Company; and (vi) physical possession and control of the Premises. All such documents, instruments and certificates shall be in a form reasonably satisfactory to the Buyer.

          SECTION 7.13. Removal of Excluded Property.  Not later than the first
                        ----------------------------
anniversary of the Closing Date (the "Twelve-Month Anniversary"), the Seller
                                      ------------------------
shall remove, or shall cause to be removed from the Premises, the Excluded Property. Any of the Excluded Property that is not removed by the Twelve-Month Anniversary shall cease to be Excluded Property on the first Business Day after the Twelve-Month Anniversary and shall, without any notice to the Seller (which notice is hereby expressly waived) or any action on the part of the Buyer, be deemed to be Purchased Property.

          SECTION 7.14. Closing Date Financial Statements.  Not later than five
                        ---------------------------------
Business Days subsequent to the Closing Date, the Seller shall deliver to the Buyer an unaudited balance sheet of the Seller as of the Closing Date and the related unaudited statements of earnings and retained earnings for the period commencing on January 1, 1998 and terminating on the day immediately preceding the Closing Date (the "Closing Date Statements"). The Closing Date Statements shall (i) present fairly the financial condition of the Business as of such date, (ii) be in accordance with the books of account and records of the Seller and (iii) be prepared in a manner consistent with the Year End Statement, except that the Closing Date Statements shall be subject to normal year-end adjustments and shall not include footnotes.


          SECTION 8.    COVENANTS OF THE BUYER.
                        ----------------------

          SECTION 8.1. Actions Before Effective Date. The Buyer shall not take
                       -----------------------------
any action which shall cause it to be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement. The Buyer shall use its best efforts to perform and satisfy all conditions to Closing to be performed or satisfied by the Buyer under this Agreement as soon as possible, but in no event later than the Closing Date.

          SECTION 8.2. Consents and Approvals; Best Efforts. The Buyer shall use
                       -------------------------------------
its best efforts to obtain all consents and approvals of third parties required to be obtained by the Buyer to effect the transactions contemplated by this Agreement. Upon the terms and subject to the conditions of this Agreement, the Buyer will use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable, consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated herein.

          SECTION 9.   EMPLOYEES AND EMPLOYEE PLANS.
                       ----------------------------

          SECTION 9.1. Offer of Employment. The Seller will use its commercially
                       -------------------
reasonable efforts to assist the Buyer in assuring that, as of the Closing Date, all employees and independent contractors of the Seller who primarily serve the Business shall continue employment with the Buyer, and the Seller shall cooperate fully with the Buyer in connection herewith; provided, however, that
                                                       --------  -------
nothing herein shall require the Buyer to employ any such employees or independent contractors for any period after the Closing Date.

          SECTION 9.2. No Assumption of Liabilities.  Except as set forth in
                       ----------------------------
Section 2.4 of this Agreement, the Buyer shall have no direct or indirect obligation or liability of any nature, whether matured or unmatured, accrued or contingent, due or to become due or otherwise, to any employee, former employee or independent contractor of the Seller, or to any dependent, survivor or beneficiary thereof, arising out of or in relation to such Person's employment or engagement with the Seller or the termination of such employment prior to the Closing Date. As of the Closing Date, the Buyer (or an Affiliate of the Buyer) shall assume responsibility for the sponsorship of the 401(k) Plan and the Seller shall take all actions necessary to provide for the Buyer's (or such Affiliate's) assumption of the 401(k) Plan as of the Closing Date.

          SECTION 10.  TAXES.
                       -----

          The parties hereto hereby covenant and agree as follows:

          SECTION 10.1. Taxes. The Seller shall be responsible for the
                        -----
preparation and filing of all federal, state and local income and franchise tax returns for the Seller and shall be liable for the payment of any and all income and franchise taxes relating to the Seller. The Buyer shall be responsible for the preparation and the Seller shall be responsible for the final inspection and filing of all Taxes and Tax Returns as part of the

Assumed Liabilities by the Buyer and listed on Schedule 2.4, including but not limited to, payroll tax returns, workers' compensation returns, employee W-2 statements, personal property tax returns, and 5500 filings for the Seller's qualified retirement plan which will be required to be filed with federal, state or local governmental authorities subsequent to the Closing Date for periods prior to the Closing Date but subsequent to December 31, 1997. The Buyer shall further pay all Taxes that constitute Assumed Liabilities when due and payable.

          SECTION 10.2. Cooperation on Tax Matters. The Buyer and the Seller
                        ---------------------------
agree to furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance relating to the Business as is reasonably necessary for the preparation and filing of any Tax Return, claim for refund or other required or optional filings relating to tax matters, for the preparation for and proof of facts during any tax audit, for the preparation for any tax protest, for the prosecution or defense of any suit or other proceeding relating to tax matters and for the answer to any governmental or regulatory inquiry relating to tax matters.

          From and after the Closing Date, the Buyer agrees that it will not unreasonably withhold access by the Seller and its attorneys, accountants and other representatives (after reasonable notice and during normal business hours), to such personnel, books, records, documents and any or all other information relating to the Business then in Buyer's possession as the Seller may reasonably deem necessary to properly prepare for, file, prove, answer, prosecute and/or defend any such Tax Return, filing, audit, protest, claim, suit, inquiry or other proceeding. Such access shall include, without limitation, access to any computerized information retrieval systems relating to the Business.

          SECTION 10.3.  Allocation of Purchase Price.  The Buyer and the Seller
                         ----------------------------
agree to allocate the Purchase Price and the Assumed Liabilities among the Purchased Property and the covenants contained in Section 7.7 of this Agreement in accordance with Schedule 10.4 (any agreed allocation hereinafter referred to as the "Allocation"). The Seller and the Buyer will cooperate in filing with
        ----------
the Internal Revenue Service their respective Forms 8594 as provided for in
Section 1060 of the Code, on a basis consistent with such Allocation, and such Allocation shall be reflected on any Tax Returns required to be filed as a result of the transactions contemplated hereby.

          SECTION 10.4. Transfer Taxes. Notwithstanding anything to the contrary
                        --------------
set forth in Section 10.1, all transfer, documentary, sales, use, excise, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes) and related fees (including any penalties, interest and additions to Tax ("Transfer Taxes") incurred in connection with this Agreement
                   --------------
and the transactions contemplated
hereby shall be paid by the Buyer. The Seller and the Buyer shall cooperate in making in a timely manner all filings, returns, reports and forms as may be required to comply with the provisions of such Transfer Tax laws. To the extent legally able to do so, the Seller shall deliver to the Buyer exemption certificates satisfactory in form and substance to the Buyer with respect to Transfer Taxes if such delivery would reduce the amount of Transfer Taxes that would otherwise be imposed. The Buyer shall provide the Seller with written evidence of all Transfer Tax payments after payment has been made.


          SECTION 11.  INDEMNIFICATION.
                       ---------------

          SECTION 11.1 Indemnification by the Seller. Notwithstanding the Closing or the delivery of the Purchased Property and regardless of any investigation at any time made by or on behalf of the Buyer or of any knowledge or information that the Buyer may have, the Seller shall indemnify and fully defend, save and hold the Buyer, any Affiliate of the Buyer and their respective directors, officers and employees (the "Buyer Indemnitees"), harmless if any
                                        -----------------
Buyer Indemnitee shall at any time or from time to time suffer any damage, liability, loss, cost, expense (including all reasonable attorneys', consultants' or experts' fees), deficiency, interest, penalty, impositions, assessments or fines (collectively, "Losses") arising out of or resulting from,
                                     ------
or shall pay or become obliged to pay any sum on account of, any Sellers' Event of Breach, including without limitation, any Seller's Event of Breach resulting from a third party claim. As used herein, "Seller's Event of Breach" shall be
                                           ------------------------
and mean any one or more of the following:

          (a) any untruth or inaccuracy in any representation of the Seller or the breach of any warranty of the Seller (including, without limitation, any misrepresentation in, or omission from, any statement, certificate, schedule, exhibit, annex or other document furnished pursuant to this Agreement by the Seller (or any of its representatives) to the Buyer (or any representative of the Buyer) and any misrepresentation in or omission from any document furnished to the Buyer in connection with the Closing;

          (b) any failure of the Seller duly to perform or observe any term, provision, covenant or condition on the part of the Seller to be performed or observed;

          (c) any act performed, law violated, transaction entered into, or state of facts suffered to exist by the Seller before the Closing Date, except to the extent that any liability resulting from such act, violation, transaction or state of facts constitutes an Assumed Liability;

          (d) the laws of any jurisdiction relating to sales of property in bulk, whether asserted prior to or subsequent to the Closing Date;

          (e) any and all liabilities under Environmental Laws arising from or in any way related to acts, omissions, occurrences or conditions first occurring or in existence prior to the Closing Date; provided, however, that if the Buyer develops the Premises for any non-industrial use, and such development requires remediation of Hazardous Substances, Seller shall not be obligated to indemnify the Buyer for any remedial costs in excess of what would otherwise be required were the Premises maintained as an industrial establishment; and

          (f) any claim or cause of action by any party against any Buyer Indemnitee with respect to the Excluded Liabilities;

provided, however, that the Seller shall have no obligation to make any payments
--------  -------
under Section 11.1(a) with respect to any representation or warranty made in good faith without actual knowledge or notice of falsity unless the aggregate amount to which all Buyer Indemnitees are entitled by reason of all such claims under Section 11.1(a) exceed $100,000; provided, further, however, that the
                                       --------  -------  -------
aggregate liability of the Seller under Section 11.1(a) shall not exceed $1,000,000; and the Seller shall have no obligation to make any payments under
Section 11.1(f) with respect to Excluded Liabilities of which the Seller has no knowledge on the date of this Agreement unless the aggregate amount of such Excluded Liabilities exceeds $25,000.

          SECTION 11.2.  Procedures for Indemnification by the Seller.  If a
                         --------------------------------------------
Seller's' Event of Breach occurs or is alleged and a Buyer Indemnitee asserts that the Seller has become obligated to such Buyer Indemnitee pursuant to
Section 11.1, or if any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Seller may become obligated to a Buyer Indemnitee hereunder, such Buyer Indemnitee shall give written notice to the Seller which shall specify the basis for such obligation with reasonable particularity. The Seller agrees to defend, contest or otherwise protect the Buyer Indemnitee against any such suit, action, investigation, claim or proceeding at its sole cost and expense; provided, however, that the Seller
                                         --------  -------
shall not compromise any suit, action, investigation, claim or proceeding involving any Environmental Law without the Buyer's prior written consent. The Buyer Indemnitee shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of the Buyer Indemnitee's choice and shall in any event cooperate with and assist the Seller to the extent reasonably possible. If the Seller fails timely to defend, contest or otherwise protect against such suit, action, investigation, claim or proceeding, the Buyer Indemnitee shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and the Buyer Indemnitee shall be entitled to recover the entire cost thereof from the Seller including, without limitation, reasonable attorneys', consultants' and experts' fees, disbursements and amounts paid as the result of such suit, action, investigation, claim or proceeding.

          SECTION 11.3.  Indemnification by the Buyer. Notwithstanding the
                         ----------------------------
Closing or the delivery of the Purchased Property, the Buyer shall indemnify and agree to fully defend, save and hold the Seller, any Affiliate of the Seller and their respective directors, officers and employees (the "Seller Indemnitees"),
                                                         ------------------
harmless if any Seller Indemnitee shall at any time or from time to time suffer any Losses arising out of or resulting from, or shall pay or become obligated to pay any sum on account of, any Buyer's Event of Breach, including without limitation, any Buyer's Event of Breach resulting from a third party claim. As used herein, "Buyer's Event of Breach" shall be and mean any one or more of the
              -----------------------
following:

          (a) any untruth or inaccuracy in any representation of the Buyer or the breach of any warranty of the Buyer contained in this Agreement;

          (b) any failure of the Buyer duly to perform or observe any term, provision, covenant, agreement or condition contained in this Agreement on the part of the Buyer to be performed or observed; and

          (c) any claim or cause of action by any party against any Seller Indemnitees with respect to Assumed Liabilities;

provided, however, that the Buyer shall have no obligation to make any payment
--------  -------
under Section 11.3(a) with respect to any representation and/or warranty made in good faith without actual knowledge or notice of falsity unless the aggregate amount to which all Seller Indemnities are entitled by reason of all such claims under Section 11.3(a) exceeds $100,000; provided, further, however, that the aggregate liability of the Buyer under Section 11.3(a) shall not exceed $1,000,000.

          SECTION 11.4.  Procedures for Indemnification by the Buyer. If a
                         -------------------------------------------
Buyer's Event of Breach occurs or is alleged and a Seller Indemnitee asserts that the Buyer has become obligated to it pursuant to Section 11.3, or if any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Buyer may become obligated to a Seller Indemnitee hereunder, such Seller Indemnitee shall give written notice to the Buyer which shall specify the basis for such obligation with reasonable particularity. The Buyer agrees to defend, contest or otherwise protect such Seller Indemnitee against any such suit, action, investigation, claim or proceeding at its sole cost and expense. Such Seller Indemnitee shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of its choice and shall in any event cooperate with and assist the Buyer to the extent reasonably possible. If the Buyer fails timely to defend, contest or otherwise protect against such suit, action, investigation, claim or proceeding, the Seller Indemnitee shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and the Seller Indemnitee shall be entitled to recover the entire cost thereof from the Buyer including, without limitation, reasonable attorneys' fees, disbursements and amounts paid as the result of such action, investigation, claim or proceeding.

          SECTION 11.5.  Survival. Each of the representations and warranties
                         --------
set forth in this Agreement shall survive the Closing, notwithstanding any investigation on the part of the Buyer or the Seller, for a period terminating on the second anniversary of the Closing Dates, provided, however, that the
                                                --------  -------
representations and warranties contained in Sections 5.3 and 6.3 (Authorization and Validity of Agreement) shall survive indefinitely, the representations and warranties contained in Sections 5.8 (Tax Matters) and 5.20 (Employee Plans) shall survive for a period terminating on the fifth anniversary of the Closing Date and the representations and warranties contained in Section 5.27 (Environmental Matters) shall survive for a period equal to the applicable statute of limitations, provided, further, however, that the representations and warranties contained in Section 5.27 shall terminate on the fifth anniversary of the Closing Date if there exists no applicable statute of limitations. The covenants contained in this Agreement shall survive the Closing and the consummation of the transactions contemplated by this Agreement. No claim for indemnification under Section 11.1(a) or 11.3(a) shall be asserted or maintained by any party hereto after the expiration of the period referred to in this paragraph with respect to the reason for which indemnification is sought, except for claims made in writing prior to such expiration or actions (whether instituted before or after such expiration) based on any claims made in writing prior to such expiration.

          SECTION 12.  CONDITIONS PRECEDENT TO PERFORMANCE BY THE SELLER.
                       -------------------------------------------------

          The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Seller in its sole discretion:

          SECTION 12.1.  Representations and Warranties of the Buyer.  All
                         -------------------------------------------
representations and warranties made by the Buyer in this Agreement shall be true and correct on and as of the Closing Date as if again made by the Buyer on and as of such date, and the Seller shall have received a certificate dated the Closing Date and signed by the Chairman of the Board or the President or any Vice President of the Buyer to that effect.

          SECTION 12.2.  Performance of the Obligations of the Buyer.  The Buyer
                         -------------------------------------------
shall have performed all obligations required under this Agreement to be performed by the Buyer on or before the Closing Date, and the Seller shall have received a certificate dated the Closing Date and signed by the Chairman of the Board or the President of the Buyer to that effect.

          SECTION 12.3.  Consents and Approvals.  All consents, waivers,
                         ----------------------
authorizations and approvals set forth on Schedule 12.3 shall have been duly obtained and shall be in full force and effect on the Closing Date.

          SECTION 12.4.  No Violation of Orders.  No preliminary or permanent
                         ----------------------
injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby shall be in effect; and no action or proceeding before any court or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other Person, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement, and which in any such case has a reasonable likelihood of success in the opinion of counsel to the Seller.

          SECTION 12.5.  Opinion of Counsel.  The Seller shall have received a
                         ------------------
favorable opinion, dated as of the Closing Date, from counsel to the Buyer, substantially in the form of Exhibit D hereto.
                             ---------

          SECTION 12.6.  Consulting Agreement.  The Buyer or an Affiliate of the
                         --------------------
Buyer shall have offered to enter into the Consulting Agreement.

          SECTION 12.7.  Automobile Storage Lease. The Buyer or an Affiliate of
                         ------------------------
the Buyer shall have offered to enter into the Automobile Storage Lease.

          SECTION 12.8.  Other Closing Documents. The Seller shall have received
                         -----------------------
such other certificates, instruments and documents in confirmation of the representations and warranties of the Buyer or in furtherance of the transactions contemplated by this Agreement as the Seller may reasonably request.

          SECTION 12.9.  Legal Matters. All certificates, instruments, opinions
                         -------------
and other documents required to be executed or delivered by or on behalf of the Buyer under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of the Buyer in furtherance of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to counsel for the Seller.

          SECTION 13.  CONDITIONS PRECEDENT TO PERFORMANCE BY THE BUYER .
                       ------------------------------------------------

          The obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Buyer in its sole discretion:

          SECTION 13.1.  Representations and Warranties of the Seller.  All
                         --------------------------------------------
representations and warranties made by the Seller in this Agreement shall be true and correct on and as of the Closing Date as if again made by the Seller on and as of such date, and the Buyer shall have received a certificate dated the Closing Date and signed by the Chairman of the Board or President of the Seller to that effect.

          SECTION 13.2.  Performance of the Obligations of the Seller. The
                         --------------------------------------------
Seller shall have performed all obligations required under this Agreement to be performed by the Seller on or before the Closing Date, and the Buyer shall have received a certificate dated the Closing Date and signed by the Chairman of the Board or President of the Seller to that effect.

          SECTION 13.3.  Consents and Approvals; Licenses and Permits. All
                         --------------------------------------------
consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other Person, required in connection with the execution, delivery and performance of this Agreement shall have been duly obtained, and such consents, waivers, authorizations and approvals, and the Licenses and Permits, shall be in full force and effect on the Closing Date.

          SECTION 13.4.  No Violation of Orders.  No preliminary or permanent
                         ----------------------
injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of the Business shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other Person or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement, and which in either such case has a reasonable likelihood of success in the opinion of counsel to the Buyer.

          SECTION 13.5.  No Material Adverse Change. During the period from
                         --------------------------
December 31, 1997 to the Closing Date, there shall not have been any material adverse change in the assets, properties, business, operations, prospects, net income or financial condition of the Business.

          SECTION 13.6.  Opinion of Counsel.  The Buyer shall have received a
                         ------------------
favorable opinion, dated as of the Closing Date, from counsel to the Seller, substantially in the form of Exhibit E hereto.
                             ---------

          SECTION 13.7.  Consulting Agreement. Jeffrey F. Snook shall have
                         --------------------
execut and delivered the Consulting Agreement, and the Consulting Agreement shall be in full force and effect and Jeffrey F. Snook shall not be in breach thereof.

          SECTION 13.8.  Automobile Storage Lease.  Jeffrey F. Snook shall have
                         ------------------------
executed and delivered the Automobile Storage Lease, and the Automobile Storage Lease shall be in full force and effect and Jeffrey F. Snook shall not be in breach thereof.

          SECTION 13.9.  Assignment of Leases.  The Buyer shall have received
                         --------------------
consents to the assignment of all Leases from the lessors thereof on terms reasonably satisfactory to the Buyer.

          SECTION 13.10. Change of Name.  The Seller shall have amended its
                         --------------
Certificate or Articles of Incorporation to change the Seller's corporate name to a name that does not include Green Manufacturing or any derivative thereof.

          SECTION 13.11. Deeds, Bills of Sale, Certificate and Affidavit. The
                         -----------------------------------------------
Seller shall deliver to the Buyer (i) a special warranty deed transferring to the Buyer good and marketable title to the Purchased Real Property; (ii) an Assignment of each Lease; (iii) all such further duly executed bills of sale and other assignments or certificates of title, in form reasonably satisfactory to the Buyer's counsel, as are reasonably necessary to transfer to the Buyer all of the Seller's right, title and interest in, to and under the Purchased Property;
(iv) any and all title affidavits and indemnities customarily required by the Title Insurance Company to be delivered by a seller in order for the Title Insurance Company to issue a title insurance policy or title insurance policies for the Premises, in form reasonably acceptable to the Buyer and the Seller and consistent with the Title Reports, together with all title insurance endorsements reasonably requested by the Buyer, including zoning endorsements where available (the "Title Policies") including, without limitation, the
                      --------------
following affidavit: a 'Corporate Owner's Affidavit' in form and substance satisfactory to the Title Insurance Company; (v) physical possession and control of the Purchased Real Property; and (vi) assignment of all right, title and interest in and to the Leased Real Property, together with delivery of the Leased Real Property. All such documents, instruments and certificates shall be in a form reasonably satisfactory to the Buyer.

          SECTION 13.12. Repayment of Indebtedness. The Seller shall have repaid
                         -------------------------
all indebtedness owed by the Seller to the Toledo-Lucas County Port Authority and all Liens granted by the Seller in connection with such indebtedness shall have been terminated in a manner reasonably satisfactory to the Buyer.

          SECTION 13.13. Other Closing Documents. The Buyer shall have received
                         -----------------------
such other certificates, instruments and documents in confirmation of the representations and warranties of the Seller or in furtherance of the transactions contemplated by this Agreement as the Buyer or its counsel may reasonably request.

          SECTION 13.14. Legal Matters.  All certificates, instruments, opinions
                         -------------
and other documents required to be executed or delivered by or on behalf of the Seller under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of the Seller in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for the Buyer.

          SECTION 14.  TERMINATION .
                       -----------

          SECTION 14.2.  Conditions of Termination. Notwithstanding anything to
                         -------------------------
the contrary contained herein, this Agreement may be terminated at any time before the Closing:

          (a)  By mutual consent of the Seller and the Buyer;

          (b) By the Seller if, as of the Closing Date, any of the conditions set forth in Section 12 shall not have been met;

          (c) By the Buyer if, as of December 31, 1998, any of the conditions set forth in Section 13 shall not have been met;

          (d) By the Buyer if the Seller does not on or prior to the Closing Date cure and eliminate all Defects; or

          (e)  By the Buyer if entitled to do so pursuant to Section 16 hereof.

          SECTION 14.2.  Effect of Termination. In the event of termination
                         ---------------------
pursuant to Section 14.1, this Agreement shall become null and void and have no effect, with no liability on the part of the Seller or the Buyer, or their directors, officers, agents or stockholders, with respect to this Agreement, except for the liability of a party for expenses pursuant to Section 15.3 and except that the Confidentiality Agreement between the Buyer and the Seller dated April 15, 1998 shall remain in effect.

          SECTION 15.  MISCELLANEOUS.
                       -------------

          SECTION 15.1. Successors and Assigns. Except as otherwise provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect; provided, that the Buyer may assign
                                          --------
its rights hereunder to an Affiliate; provided, further, that no such assignment
                                      --------
shall reduce or otherwise vitiate any of the obligations of the Buyer hereunder. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

          SECTION 15.2.  Governing Law. This Agreement shall be construed,
                         -------------
performed and enforced in accordance with, and governed by, the laws of the State of Ohio, without giving effect to the principles of conflicts of laws thereof.

          SECTION 15.3.  Expenses. Except as otherwise provided herein, each of
                         --------
the parties hereto shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including, without limitation, any legal and accounting fees, whether or not the transactions contemplated hereby are consummated. Without limiting the foregoing, the Seller shall pay the cost of all surveys, title insurance policies and title reports ordered pursuant to
Section 7.10.

          SECTION 15.4.  Broker's and Finder's Fees.  The Buyer represents and
                         --------------------------
warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement. The Seller represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, other than Nieder Hoffer-Henkel & Co., L.L.C., whose fees and expenses shall be the responsibility of the Seller, and, insofar as the Seller knows, no other broker or other person is entitled to any commission or finder's fee in connection with any of these transactions. The provisions of this Section 15.4 shall survive the Closing.

          SECTION 15.5.  Severability.  In the event that any part of this
                         ------------
Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

          SECTION 15.6.  Notices.  All notices, requests, demands and other
                         -------
communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; (iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by registered or certified mail, postage prepaid and properly addressed, to the party as follows:

     If to the Seller:

               Green Manufacturing, Inc.
               Post Office Box 408
               Bowling Green, Ohio 43402
               Telecopy: (419) 354-2087

     Copy to:

               Marshall & Melhorn
               Four Seagate, Eighth Floor
               Toledo, Ohio 43604
               Attn: A. Thomas Christensen
               Telecopy: (419) 249-7151

     If to the Buyer:

               P&F Industries, Inc.
               300 Smith Street
               Farmingdale, New York 11735
               Attn: Chief Financial Officer
               Telecopy: (516) 694-1836

     Copy to:

               Willkie Farr & Gallagher
               787 Seventh Avenue
               New York, New York 10019
               Attn: Neil Novikoff, Esq.
               Telecopy: (212) 728-8111

          Any party may change its address for the purpose of this Section by giving the other party written notice of its new address in the manner set forth above.

          SECTION 15.7.  Amendments; Waivers.  This Agreement may be amended or
                         -------------------
modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as a further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

          SECTION 15.8.  Public Announcements.  The parties agree that after the
                         --------------------
signing of this Agreement, neither party shall make any press release or public announcement concerning this transaction without the prior written approval of the other party unless a press release or public amendment is required by law or by the rules of any securities exchange or association on which the securities of such party are listed or included for trading. If any such announcement or other disclosure is required by law or by such rules, the disclosing party agrees to give the nondisclosing party prior notice and an opportunity to comment on the proposed disclosure.

          SECTION 15.9.  Entire Agreement. Except for the Confidentiality
                         ----------------
Agreement referred to in Section 14.2, this Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions. All schedules hereto and any documents and instruments delivered pursuant to any provision hereof are expressly made a part of this Agreement as fully as though completely set forth herein.

          SECTION 15.10. Parties in Interest. Nothing in this Agreement is
                         -------------------
intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Seller and the Buyer and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third persons to the Seller or the Buyer. No provision of this Agreement shall give any third persons any right of subrogation or action over or against the Seller or the Buyer.

          SECTION 15.11. Section and Paragraph Headings. The section and
                         ------------------------------
paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          SECTION 15.12. Counterparts.  This Agreement may be executed in
                         ------------
counterparts, each of which shall be deemed an original, but both of which shall constitute the same instrument.

          SECTION 16.  DESTRUCTION, DAMAGE OR TAKING BEFORE CLOSING .
                       --------------------------------------------

          SECTION 16.1.  Destruction or Damage Before Closing. Until the
                         ------------------------------------
Closing, the Seller shall have the entire risk of loss in connection with the Premises. In the event of damage to or destruction of all or any portion of the Premises by fire or other casualty prior to the Closing, the Seller shall promptly notify the Buyer. If the Buyer reasonably estimates that

$200,000.00 or less is required to be expended to repair or restore the damaged or destroyed Premises or portion thereof ("Repair Cost"), this Agreement shall
                                           -----------
remain in full force and effect, and the Seller shall repair such damage or destruction, but if such damage or destruction has not been repaired to the satisfaction of the Buyer prior to the Closing, the Buyer shall take title to the Premises subject to such damage or destruction with a reduction of the Purchase Price equal to the amount of the Repair Cost. If the Buyer reasonably estimates that the Repair Cost exceeds $200,000.00, Buyer shall have (i) the option to terminate this Agreement within thirty (30) business days after its receipt of notice from the Seller as set forth above, by notice in writing to the Seller, or (ii) if the Buyer does not elect to terminate, this Agreement shall remain in full force and effect and the Seller shall repair such damage or destruction, but if such damage or destruction has not been repaired to the satisfaction of the Buyer prior to the Closing, Buyer shall take title to the Premises subject to such damage or destruction with a reduction of the Purchase Price equal to the amount of the Repair Cost as the Buyer and the Seller mutually estimate such repair cost on the Closing Date.

          SECTION 16.2.  Taking Before Closing. In the event of an eminent
                         ---------------------
domain taking or the issuance of a notice of a proposed eminent domain taking prior to the Closing with respect to all or any portion of the Premises, the Seller shall promptly notify the Buyer. The Buyer shall have, as its sole and exclusive remedies in any such case, (i) the option to terminate this Agreement within thirty (30) days after its receipt of notice from the Seller as set forth above, by notice in writing to the Seller, or (ii) if the Buyer does not elect to terminate, this Agreement shall remain in full force and effect, the Buyer shall be obligated to consummate the transaction contemplated by this Agreement for the full Purchase Price, the Buyer shall be entitled to receive all eminent domain awards and shall control all condemnation award proceedings and, to the extent the same may be necessary and appropriate, the Seller shall assign to the Buyer at Closing the Seller's rights to such awards.

          SECTION 16.3.  Knowledge.  References in this Agreement to the best
                         ---------
knowledge of the Seller shall refer to the knowledge, after due inquiry, of Jeffrey F. Snook, and shall include the knowledge of any officer or employee of the Seller which may be imputed to Jeffrey F. Snook.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                         P&F INDUSTRIES, INC.

                         By:  /s/ Joseph A. Molino, Jr.
                            -----------------------------------------
                         Name:   Joseph A. Molino, Jr.
                         Title:  Vice President

                         GREEN MANUFACTURING, INC.

                         By:  /s/ Jeffrey F. Snook
                            -----------------------------------------
                            Jeffrey F. Snook
                            President